                                                               EXHIBIT 2(b)(iii)

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THIS AGREEMENT is made on 22nd November, 2001

BETWEEN:

(1) NEW NATIONAL GRID PLC (a company incorporated in England and Wales with registered number 4031152) ("NEW NG") as a guarantor and as a borrower;

(2) NATIONAL GRID GROUP PLC (a company incorporated in England and Wales with registered number 2367004) ("EXISTING NGG") as a guarantor and as a borrower;

(3) NGG FINANCE PLC (a company incorporated in England and Wales with registered number 4220381) ("NGGF") as a borrower;

(4) ABN AMRO BANK N.V., BANC OF AMERICA SECURITIES LIMITED, THE BANK OF TOKYO-MITSUBISHI, LTD., BARCLAYS CAPITAL, BAYERISCHE LANDESBANK GIROZENTRALE, LONDON BRANCH, CITIBANK, N.A., DRESDNER KLEINWORT WASSERSTEIN LIMITED, HSBC INVESTMENT BANK PLC, J. P. MORGAN PLC and TD BANK EUROPE LIMITED as joint arrangers (the "ARRANGERS");

(5)      HSBC INVESTMENT BANK PLC as facility agent (the "FACILITY AGENT");

(6)      HSBC BANK (USA) INC as swingline agent (the "SWINGLINE AGENT"); and

(7) THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (The Banks) as Banks.

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "1999 FACILITY AGREEMENT"

         means the syndicated revolving credit and term loan facility agreement dated 5th March, 1999 between (amongst others) Existing NGG, the NG Company and HSBC Investment Bank plc as Agent;

         "ACQUISITION"

         means the acquisition by New NG (or one of its wholly-owned Subsidiaries) of all the issued shares of common stock in Niagara Mohawk as contemplated in the Niagara Mohawk Merger Agreement;

         "ACQUISITION ADVANCE"

         means an Advance in Dollars or Sterling drawn under Facility A on or before the 3rd Business Day after the Registration Date for the purpose of the acquisition by New NG (or



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                                       2
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         one of its wholly-owned Subsidiaries) of all the issued shares of common stock in Niagara Mohawk as contemplated in the Niagara Mohawk Merger Agreement.

         "ADDITIONAL BORROWER"

         means:

         (i) a wholly owned Subsidiary of New NG (other than NG Company) incorporated in the United Kingdom; or

         (ii) any other Subsidiary of New NG approved in writing by all of the Banks,

         which, in each case, becomes a Borrower in accordance with Clause 28.4 (Additional Borrowers);

         "ADVANCE"

         means a Facility A Advance or a Facility B Advance;

         "AFFILIATE"

         means a Subsidiary or a Holding Company (as defined in Section 736 of the Companies Act 1985) of a person and any other Subsidiary of that Holding Company;

         "AFFILIATED BANK"

         means a Bank which is an Affiliate of another Bank.

         "AGENT"

         means the Facility Agent or the Swingline Agent and the term "RELEVANT AGENT" shall be construed accordingly.

         "AGREED PERCENTAGE"

         means in relation to a Revolving Facility Bank and a Swingline Advance, the amount of its Facility B Commitment expressed as a percentage of the Facility B Total Commitments.

         "ANNIVERSARY"

         means an anniversary of the Signing Date.

         "APPLICABLE MARGIN"

         means the percentage rate per annum determined from time to time to be the Applicable Margin in accordance with Clause 9.6 (Applicable Margin).

         "ASSET DISPOSAL"

         means any single disposal of any assets (including but not limited to a disposal of any Subsidiary or Affiliate, any disposal to facilitate or as part of a securitisation and any issue by


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                                        3
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         a member of the Group of any debt instrument convertible into all or any part of the equity share capital owned by it in another member of the Group) by any member of the Group after the Signing Date other than a disposal of assets permitted under paragraphs (i) to (ix) of Clause 19.9(b) (Disposals).

         "AUTHORITY"

         means:

         (i) until both section 1(1) and section 3(1) of the Utilities Act are brought into force, the Director General of Electricity Supply; and

         (ii) thereafter, the Gas and Electricity Markets Authority established by section 1(1) of the Utilities Act.

         "BALANCE SHEET"

         means, at any time, the latest published audited consolidated balance sheet of the Group;

         "BALANCING AND SETTLEMENT CODE" or "BSC"

         means the balancing and settlement code required to be adopted by NG Company under the terms of its Transmission Licence.

         "BANKS"

         means the Revolving Facility Banks and the Swingline Banks.

         "BONDS"

         means:

         (i) the mandatorily exchangeable bonds due 2003, exchangeable into ordinary shares of Energis and issued by NGG;

         (ii) the exchangeable bonds due 2008, exchangeable into ordinary shares of NGG and issued by NG Company; and

         (iii) other similar debt instruments issued or to be issued by NGG or any company in the Group and exchangeable into share capital.

         "BORROWER"

         means each of:

         (i)      Existing NGG and NGGF; and

         (ii) on or after the Registration Date, New NG and any Additional Borrower;



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                                       4
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         "BORROWER ACCESSION AGREEMENT"

         means an agreement substantially in the form set out in Schedule 6 (Borrower Accession Agreement) with such amendments as the Facility Agent may approve or reasonably require;

         "BUSINESS DAY"

         means:

         (a) a day (other than a Saturday or a Sunday) on which banks are open for general interbank business in:

                  (i) London and, in relation to a transaction involving Dollars, New York; and

                  (ii) in relation to a transaction involving an Optional Currency (other than Euros), the principal financial centre of the country of that Optional Currency; and

         (b) in relation to a rate fixing for, or payment in, Euros, a TARGET Day;

         "COMMITMENT"

         means, in relation to a Revolving Facility Bank, its Facility A Commitment, its Facility B Commitment or, as the context requires, the aggregate of such Commitments;

         "COMPANIES ACT SUBSIDIARY"

         means a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989;

         "CONTROLLED GROUP"

         means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Obligor, are treated as a single employer under
         Section 414 of the U.S. Code;

         "CUSC"

         means the connecting and use of system code required to be adopted by NG Company under the terms of its Transmission Licence.

         "DANGEROUS SUBSTANCE"

         means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour) which (whether alone or in conjunction with any other substance) gives rise to a risk of causing harm to man or any other living organism or causing damage to the Environment or public health or welfare and includes but is not limited to any controlled, special, hazardous, toxic, radioactive or dangerous waste;



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                                       5
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         "DEFAULT"

         means an Event of Default or any event which, with the giving of notice, expiry of any applicable grace period, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing) in each case as specified in Clause 20 (Default), would constitute an Event of Default;

         "DISPOSAL PROCEEDS"

         means in relation to any Asset Disposal, the value of all the consideration received or receivable by members of the Group in relation to that Asset Disposal whether at the time of the Asset Disposal or on a deferred basis and for this purpose:

         (a) counting as part of the consideration the aggregate principal amount of any Financial Indebtedness in the entity disposed of and which remains in that entity immediately after the Asset Disposal;

         (b) taking the value of any deferred consideration as an amount determined by the auditors of NGG to represent its net present value as at the time the Asset Disposal is substantially completed; and

         (c) taking non-cash proceeds at their fair value as at the time the Asset Disposal is substantially completed;

         "DOUBLE TAXATION TREATY"

         means any convention between the government of the United Kingdom or the United States of America, as applicable, and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "ELECTRICITY ACT"

         means the UK Electricity Act 1989 as amended from time to time and all subordinate legislation made under it;

         "EMU"

         means Economic and Monetary Union as contemplated by the Treaty establishing the European Community;

         "EMU LEGISLATION"

         means legislative measures of the European Union in relation to EMU;

         "ENERGIS"

         means Energis plc;



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                                       6
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         "ENERGY AND NETWORK BUSINESS"

         means the business of generation, operation, maintenance, development and exploitation of a transmission or distribution network, metering, trading or supply of electricity or other sources of energy, the undertaking of an energy and telecoms business generally and any businesses ancillary or incidental to any of those businesses;

         "ENERGY LAWS"

         means the Electricity Act and all other laws, regulations or requirements of any relevant authority (in so far as such regulations or requirements have the force of law) relating to the generation, operation, maintenance, development and exploitation of a transmission or distribution network, metering, trading or supply of electricity or other sources of energy in each jurisdiction in which NGG or any of its Subsidiaries carries on business at any time;

         "ENVIRONMENT"

         means the media of air, water and land (wherever occurring) and in relation to the media of air and water includes, without limitation, the air and water within buildings and the air and water within other natural or man-made structures above or below ground and any water contained in any underground strata;

         "ENVIRONMENTAL APPROVALS"

         means all authorisations of any kind required under Environmental Laws to which any member of the Group is subject at any time;

         "ENVIRONMENTAL LAW"

         means all legislation, regulations or orders (insofar as such regulations or orders have the force of law) to the extent that they relate to the protection or impairment of the Environment or the control of Dangerous Substances to which any member of the Group is subject at any relevant time;

         "ERISA"

         means the U.S. Employee Retirement Income Security Act of 1974 and any rule or regulation issued thereunder from time to time in effect;

         "EURIBOR"

         means in relation to any Advance in Euros:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the European interbank market



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                                        7
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         at or about 11.00 a.m. Brussels time on the applicable Rate Fixing Day for the offering of deposits in Euros for the applicable Interest Period for a Term-out Advance or the Term of a Facility A Advance (other than a Term-out Advance) or of a Facility B Advance;

         "EURO, EUROS, E"

         means the single currency of the Participating Member States and excludes all Euro Sub-Denominations;

         "EURO SUB-DENOMINATION"

         means the national currency (other than the Euro) of any Participating Member State;

         "EURO UNIT"

         means a unit of the Euro as defined in EMU legislation;

         "EVENT OF DEFAULT"

         means an event specified as such in Clause 20.1 (Events of Default);

         "FACILITIES"

         means Facility A and Facility B;

         "FACILITY A"

         means the facility referred to in Clause 2.1(a) (The Facilities);

         "FACILITY A ADVANCE"

         means a Revolving Facility Advance or a Term-out Advance made or to be made by a Revolving Facility Bank under Facility A;

         "FACILITY A AVAILABILITY PERIOD"

         means the period from the Signing Date to the date which is 364 days after the Signing Date or, in relation to any Bank, such later date as that Bank may have agreed under Clause 5.7 (Extension of Facility A Availability Period);

         "FACILITY A COMMITMENT"

         means in relation to a Bank:

         (a)      the amount in Dollars set opposite its name in Part I of
                  Schedule 1 (The Banks); or

         (b) the amount of that Commitment acquired by such Bank pursuant to Clause 28.2 (New Banks) and/or Clause 28.3 (Procedure for transfers),

         less in each case the amount of that Commitment cancelled, reduced or transferred by that Bank pursuant to this Agreement;



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                                       8
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         "FACILITY A TOTAL COMMITMENTS"

         means the aggregate for the time being of the Facility A Commitments, being US$1,700,000,000 at the date of this Agreement;

         "FACILITY AGENT'S SPOT RATE OF EXCHANGE"

         means the spot rate of exchange as determined by the Facility Agent for the purchase of the relevant Optional Currency in the London foreign exchange market with Dollars at or about 11.00 a.m. on a particular day;

         "FACILITY B"

         means the facility referred to in Clause 2.1(b) (The Facilities);

         "FACILITY B ADVANCE"

         means a Revolving Facility Advance made or to be made by a Revolving Facility Bank (or a Swingline Advance made or to be made by a Swingline
         Bank) under Facility B;

         "FACILITY B AVAILABILITY PERIOD"

         means the period from and including the Signing Date to and including the date one month before the Final Maturity Date;

         "FACILITY B COMMITMENT"

         means in relation to a Bank:

         (a)      the amount in Dollars set opposite its name in Part II of
                  Schedule 1; or

         (b) the amount of that Commitment acquired by such Bank pursuant to Clause 28.2 (New Banks) and/or Clause 28.3 (Procedure for transfers),

         less in each case the amount of that Commitment cancelled, reduced or transferred by that Bank pursuant to this Agreement;

         "FACILITY B TOTAL COMMITMENTS"

         means the aggregate for the time being of the Facility B Commitments, being US$600,000,000 at the date of this Agreement;

         "FACILITY OFFICE"

         means, in relation to any Bank, the office(s) through which it will perform all or any of its obligations under this Agreement being those office(s) identified with its signature below (or, in the case of any New Bank, the office(s) specified in the relevant Transfer Certificate) or such other office(s) as it may from time to time select by not less than five Business Days' notice to the relevant Agent;



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                                        9
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         "FEDERAL FUNDS RATE"

         means, in relation to any day, the rate per annum equal to:

         (a) the weighted average of the rates on overnight Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

         (b) if a rate is not published for that day or preceding day, the average of the quotations for that day on those transactions received by the Swingline Agent from three Federal funds brokers of recognised standing selected by the Swingline Agent.

         "FEE LETTER"

         means each of:

         (i) the Underwriting and Mandate Letter from the Arrangers to the Borrowers dated 10th October, 2001 setting out the amount of fees referred to in Clause 22.1 (Front-end fees); and

         (ii) the Agency Fee Letter from the Facility Agent to Existing NGG, New NG and NGGF dated on or around the Signing Date setting out the amount of fees referred to in Clause 22.4 (Agency fee).

         "FINAL MATURITY DATE"

         means, subject to Clause 8 (Prepayment and Cancellation):

         (a)      in relation to Facility A:

                  (i)      the date falling 364 days after the Signing Date; or

                  (ii) where any Revolving Facility Banks agree to extend the Facility A Availability Period pursuant to Clause
                           5.7 (Extension of Facility A Availability Period) then, with respect to Revolving Facility Advances made under Facility A by those Revolving Facility Banks only, the date that is 364 days after the date in paragraph (a)(i) above; or

                  (iii) in the case of a Term-out Advance, the date specified as such in the Utilisation request for that Term-out Advance,

         (b)      in relation to Facility B, the fifth Anniversary;

         "FINANCE DOCUMENT"

         means this Agreement, a Fee Letter, a Transfer Certificate, a Borrower Accession Agreement and any other document designated in writing as such by an Agent and NGG;



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                                       10
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         "FINANCE PARTY"

         means each of the Arrangers, the Banks and the Agents (as the context requires);

         "FINANCIAL INDEBTEDNESS"

         means (without double counting) any indebtedness in respect of:

         (a) moneys borrowed or debit balances at banks and other financial institutions;

         (b) any debenture, bond, note, commercial paper, loan stock or other debt instrument;

         (c) any acceptance or documentary credit facilities, bill discounting or factoring facilities;

         (d) receivables sold or discounted (otherwise than on a non-recourse basis);

         (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

         (f) leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

         (g) currency or interest swap, cap or collar arrangements or any other derivative instrument;

         (h) amounts raised under any other transaction having the commercial effect of a borrowing or raising of money; and

         (i) any guarantee, indemnity or similar assurance in respect of indebtedness of any person falling within any of paragraphs
                  (a) to (h) (both inclusive) above;

         "FINANCIAL INDEBTEDNESS LIMIT"

         means each of the limits placed on the amount of permitted Financial Indebtedness of Subsidiaries set out in paragraph (a)(iii) of Clause
         19.15 (Restriction on Subsidiary Financial Indebtedness);

         "GRID CODE"

         means the Grid Code drawn up pursuant to the Transmission Licence(s), as from time to time revised in accordance with the Transmission Licence(s);

         "GROUP"

         means NGG and its Subsidiaries from time to time and including, after the Niagara Mohawk Acquisition Completion Date, the Niagara Mohawk Group, but if at any time a Project


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                                       11
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         Finance Company is a Subsidiary Undertaking but not a Companies Act
         Subsidiary, then, for so long as it shall be a Subsidiary Undertaking but not a Companies Act Subsidiary, it shall be deemed for the purposes of the Finance Documents (unless the contrary is specified) not to be a member of the Group;

         "GUARANTOR"

         means NGG.

         "INFORMATION MEMORANDUM"

         means the Information Memorandum to be prepared and delivered to potential lenders in connection with primary syndication of the Facilities (including any supplements);

         "INTEREST DATE"

         means the last day of an Interest Period;

         "INTEREST PERIOD"

         means, in relation to a Term-out Advance, each period determined in accordance with Clause 9.1 (Selection of Interest Periods for Term-out Advances) or, in relation to overdue amounts, Clause 9.4 (Default interest);

         "INTEREST PERIOD SELECTION NOTICE"

         means a notice substantially in the form set out in Schedule 4 (Form of Utilisation Request/Interest Period Selection Notice);

         "LIBOR"

         means in relation to any Advance (other than a Swingline Advance):

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the currency or period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market at or about 11.00 a.m. London time on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Advance for the applicable Interest Period for a Term-out Advance or the Term of a Facility A Advance (other than a Term-out Advance) or of a Facility B Advance;

         "LICENCE"

         means each of:

         (a) the Transmission Licences granted by the Secretary of State to a member of the Group under section 6(1)(b) of the Electricity Act; and



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                                       12
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         (b)      each other licence or other similar authorisation granted by any relevant authority in any applicable jurisdiction to a member of the Group pursuant to an Energy Law or otherwise to permit it to carry out generation, transmission, distribution or supply of electricity;

         "MCUSA"

         means the master connection and use of systems agreement, as defined in the BSC.

         "MAJORITY BANKS"

         means, at any time, Revolving Facility Banks the sum of the aggregate Original Dollar Amount of whose Utilisations and undrawn Commitments at that time aggregate at least 66 2/3 per cent. of the sum of the aggregate Original Dollar Amount of all Utilisations then outstanding and the then undrawn Total Commitments (or if the Total Commitments have been reduced to zero and there are no Utilisations then outstanding, whose Commitments aggregate at least 66 2/3 per cent. of the Total Commitments immediately before the reduction);

         "MANDATORY COST"

         means:

         (a) the cash ratio and special deposit requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority, as determined in accordance with Schedule 3 (Calculation of the Mandatory
                  Cost);

         (b) in relation to an Advance denominated in dollars to a US Subsidiary made available by a US incorporated Bank or a US branch of a non-US incorporated Bank, the cost (if any) certified by that Bank as being the cost to it of complying with Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor) attributable to such Advance; and

         (c) in relation to an Advance denominated in any other currency, the cost (if any) certified by any relevant Bank as being the cost to it of complying with any applicable regulatory or central bank requirement relating to Advances in that currency made through a branch in the jurisdiction of the relevant currency (including, for the avoidance of doubt, any reserve asset requirements of the European Central Bank);

         "MATURITY DATE"

         means the last day of the Term of a Facility A Advance (other than a Term-out Advance) or a Facility B Advance;

         "MOODY'S"

         means Moody's Investors Services, Inc.;



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                                       13
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         "MULTI EMPLOYER PLAN"

         means a "multi employer plan" as defined in Section 4001(a)(3) of ERISA to which any Obligor or any member of the Controlled Group has an obligation to contribute;

         "NEW YORK BUSINESS DAY"

         means a day (other than a Saturday or a Sunday) on which banks are open for business in New York.

         "NGG"

         means:

         (a)      prior to, but not after, the Registration Date, Existing NGG;
                  and

         (b)      on or after the Registration Date, New NG.

         "NG COMPANY"

         means The National Grid Company plc;

         "NIAGARA MOHAWK"

         means Niagara Mohawk Holdings, Inc.

         "NIAGARA MOHAWK ACQUISITION COMPLETION DATE"

         means the date specified as such in the certificate in relation to the Acquisition delivered to the Facility Agent as referred to in paragraph
         (e) of Part II of Schedule 2 (Conditions Precedent Documents);

         "NIAGARA MOHAWK GROUP"

         means Niagara Mohawk and its Subsidiaries;

         "NIAGARA MOHAWK MERGER AGREEMENT"

         means the Agreement and Plan of Merger and Scheme of Arrangement dated as of 4th September, 2000 by and among Existing NGG and Niagara Mohawk, amongst others;

         "OFFEROR"

         means NGG or a wholly owned subsidiary of NGG;

         "OBLIGOR"

         means each of the Borrowers and/or the Guarantor as the context requires;



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                                       14
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         "OPTIONAL CURRENCY"

         means Sterling, Euros and any other currency (excluding any Euro Sub-Denominations) which is for the time being freely transferable and convertible into Dollars and deposits of which are readily available in the London interbank market;

         "ORIGINAL DOLLAR AMOUNT"

         means in relation to Utilisations under Facility A or Facility B or the aggregate of all Utilisations under both Facilities:

         (a) if a Utilisation is denominated in Dollars, the principal amount of that Utilisation; or

         (b) if a Utilisation is denominated in any other currency, the principal amount of that Utilisation notionally converted into Dollars on the basis of the Facility Agent's Spot Rate of Exchange on the date of receipt by the Facility Agent of the Utilisation Request for, or Interest Period Selection Notice in relation to, that Utilisation;

         "ORIGINAL GROUP ACCOUNTS"

         means the audited consolidated accounts of the Group for the year ended 31st March, 2001 prepared in accordance with the historic cost convention;

         "PARTICIPATING MEMBER STATE"

         means a member state of the European Union that, at the relevant time, has adopted the Euro as its currency in accordance with EMU legislation;

         "PARTY"

         means a party to this Agreement;

         "PBGC"

         means the Pension Benefit Guaranty Corporation;

         "PLAN"

         means an "employee benefit plan" (as defined in Section 3(3) of ERISA);

         "PUHCA"

         means the United States of America Public Utility Holding Company Act of 1935, as amended;

         "PRIMARY SYNDICATION PERIOD"

         means the period ending on the earlier of the date the Facility Agent notifies NGG that primary syndication of the Facilities is completed and 31st March, 2002 (or such other date as NGG and the Arrangers may agree);



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                                       15
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         "PRIME RATE"

         means, on any day, the prime commercial lending rate from time to time publicly announced by the Swingline Agent, which rate may not be the lowest rate charged to its borrowers. Each change in the interest rate on a Swingline Advance which results from a change in the Prime Rate becomes effective on the day on which the change in the Prime Rate becomes effective.

         "PRINCIPAL SUBSIDIARY"

         means:

         (i)      an Obligor (other than NGG); or

         (ii) any other member of the Group whose tangible net worth or net pre-taxation profits at any time equal or exceed five per cent. (5%) of the Tangible Consolidated Net Worth or net pre-taxation profits of the Group at that time, and for the purposes of the above:

                  (a) the net pre-taxation profits of the Subsidiary shall be ascertained by reference to:

                           (i) the accounts (consolidated in the case of a company which itself has Subsidiaries and which, in the normal course, prepares consolidated accounts) of the Subsidiary based upon which the latest audited consolidated accounts of the Group have been made up; or

                           (ii) if the company becomes a Subsidiary of NGG after the end of the financial period to which the latest audited consolidated accounts of the Group relate, the latest accounts (consolidated in the case of a company which itself has Subsidiaries and which, in the normal course, prepares consolidated accounts) of the Subsidiary; and

                  (b) tangible net worth of the Subsidiary shall be ascertained by reference to the Tangible Consolidated Net Worth definition contained in this Clause, changed where necessary and as if references therein to NGG were references to such Subsidiary, and references therein to the relevant period were references to the financial year of such Subsidiary and on the basis that all intra-Group items and investments shall be excluded; and

                  (c) the net pre-taxation profits of the Group shall be ascertained by reference to the latest audited consolidated accounts of the Group, adjusted (where appropriate) to reflect the net pre-taxation profits of any company subsequently acquired or disposed of,

         PROVIDED ALWAYS that if the whole or substantially the whole of the assets of a Principal Subsidiary is transferred by that Principal Subsidiary (the "DISPOSING SUBSIDIARY") to another Subsidiary of NGG (the "RECEIVING SUBSIDIARY") or a number of Subsidiaries of NGG, the disposing Subsidiary shall forthwith upon the transfer cease to be a Principal Subsidiary and the receiving Subsidiary shall forthwith upon the transfer become a Principal Subsidiary;

                                       16
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         "PROJECT FINANCE BORROWING"

         means any Financial Indebtedness to finance a project:

         (a) which is borrowed by a single purpose company, partnership or other legal person (whether or not a member of the Group) where its or one or more of its subsidiaries, principal assets and business are constituted by that project and whose liabilities in respect of the Financial Indebtedness concerned are not directly or indirectly the subject of a guarantee, indemnity or other form of assurance, undertaking or support from any member of the Group (except as expressly referred to in paragraph (b)(iii) below or as a result of the making of acceptances or endorsements of bills in the ordinary course of trading or payment netting arrangements and other usual course of business banking arrangements); or

         (b) in respect of which the person or persons making that Financial Indebtedness available to the relevant borrower (whether or not a member of the Group) have no recourse whatsoever to any member of the Group for the repayment of or payment of any sum relating to that Financial Indebtedness other than:

                  (i) recourse to the borrower or one or more of its subsidiaries, for amounts limited to the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from the project; and/or

                  (ii) recourse to the borrower, or one or more of its subsidiaries or any shareholder of the borrower for the purpose only of enabling amounts to be claimed in respect of that Financial Indebtedness in an enforcement of any Security Interest permitted pursuant to Clause 19.8 (Negative pledge) given by the borrower or one or more of its subsidiaries over the assets comprised in the project (or given by any shareholder of the borrower over its shares in the borrower together with, in the case of a UK incorporated shareholder whose only material assets are those shares in the borrower, a supporting floating charge over all or substantially all of its assets, to secure that Financial Indebtedness or any recourse referred to in (iii) below or as a result of the making of acceptances or endorsements of bills in the ordinary course of trading or payment netting arrangements and other usual course of business banking arrangements, provided that (A) the extent of the recourse to the borrower or one or more of its subsidiaries or shareholder is limited solely to the amount of any recoveries made on any such enforcement, and (B) the person or persons are not entitled, by virtue of any right to claim arising out of or in connection with the Financial Indebtedness, to commence proceedings for the winding up or dissolution of the borrower or shareholder or to appoint or procure the appointment of any receiver, trustee or similar person or official in respect of the borrower or shareholder or any of its assets (save for the assets the subject of the relevant Security Interest); and/or

                  (iii) recourse to such borrower generally, or directly or indirectly to a member of the Group under any form of assurance or undertaking, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not

                                       17
--------------------------------------------------------------------------------
                           being a payment obligation or an obligation to procure payment by another or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available; or

         (c) which the Majority Banks shall have agreed in writing to treat as Project Finance Borrowing for the purposes of the Finance Documents.

         If at any time any Financial Indebtedness is made to finance a project and that Financial Indebtedness does not qualify as a Project Finance Borrowing pursuant to the above paragraphs (b)(i), (ii) or (iii) but would so qualify if there were not recourse to a member of the Group which is either (i) limited as to the period during which it is in force (for example, during the period up to completion of the project) or (ii) limited as to the obligations of the borrower to which it applies, then, in any such case, the Financial Indebtedness shall be regarded as a Project Finance Borrowing for the purposes of this definition to the extent that, and during the period that, there is no such recourse to a member of the Group;

         "PROJECT FINANCE COMPANY"

         means any company, partnership or other legal person falling within the scope of paragraph (a) of the definition of Project Finance Borrowing or which the Majority Banks have agreed shall be treated as a Project Finance Company for the purposes of the Finance Documents;

         "QUALIFYING BANK"

         means a Bank which is:

         (a) for an Advance to a Borrower incorporated in the United Kingdom, either:

                  (i)      a UK Bank; or

                  (ii)     a Treaty Bank; or

         (b)      for an Advance to a U.S. Borrower, either:

                  (i) not a foreign person for U.S. federal income tax purposes or a person whose payments of principal, interest, fees and other amounts under the Finance Documents are effectively connected with the conduct of a trade or business in the United States of America; or

                  (ii)     a Treaty Bank.

         "RATE FIXING DAY"

         means:

         (a) in relation to any Advance (other than a Swingline Advance or an Acquisition Advance):

                                       18
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                  (i)      the second Business Day before the first day of an
                           Interest Period or the Term of an Advance (other than an Advance in Sterling or Euros); or

                  (ii) in the case of an Advance in Sterling, the first day of the Term of that Advance; or

                  (iii) in the case of an Advance in Euros, the second TARGET Day before the first day of an Interest Period or the Term of that Advance,

                  or such other day on which it is market practice in the relevant interbank market for leading banks to give quotations for deposits in the relevant currency for delivery on the first day of the relevant Interest Period or Term, as determined by the Facility Agent; and

         (b)      in relation to an Acquisition Advance:

                  (i) the Business Day before the first day of an Interest Period or the Term of an Advance in Dollars; or

                  (ii) in the case of an Advance in Sterling, the first day of the Term of that Advance.

         "REFERENCE BANKS"

         means, subject to Clause 28.5 (Reference Banks), the principal London offices of Dresdner Bank AG London Branch, The Chase Manhattan Bank and HSBC Bank plc;

         "REGISTRATION DATE"

         means the date upon which an office copy of the order of the High Court of Justice sanctioning the Scheme of Arrangement under Section 425 of the Companies Act 1985 is registered with the Registrar of Companies pursuant to sub-section 3 of Section 425 of the Companies Act 1985.

         "REGULATED HOLDING COMPANY"

         means, in respect of any Bank, any person which is a Holding Company (as defined in section 736 of the Companies Act 1985) of that Bank and is regulated as a bank or other financial institution;

         "REGULATED UK SUBSIDIARY"

         means, at any time, any member of the Group (other than NG Company) which operates any part of the Transmission Business carried on, as at the date of this Agreement, by NG Company pursuant to its Transmission Licence;

         "REGULATED U.S. SUBSIDIARY"

         means any Subsidiary of NGG including, after the Niagara Mohawk Acquisition Completion Date, Niagara Mohawk, and any Subsidiary of Niagara Mohawk which operates any electricity generation, transmission, distribution or supply business pursuant to any Energy

                                       19
--------------------------------------------------------------------------------

         Laws of the United States or of any State of the United States or pursuant to a Licence issued pursuant to such Energy Laws;

         "REGULATIONS T, U AND X"

         means, respectively, regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor);

         "RELEVANT TIME"

         means the applicable time set opposite a Clause number in Schedule 7 (Timetables);

         "REPORTABLE EVENT"

         means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the U.S. Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the U.S. Code;

         "REQUESTED AMOUNT"

         means the requested amount of a Utilisation as set out in a Utilisation Request;

         "REVOLVING FACILITY ADVANCES"

         means any Advances under the Facilities except Term-out Advances and Swingline Advances;

         "REVOLVING FACILITY BANKS"

         means each of the banks and financial institutions listed in Parts I and II of Schedule 1 (The Banks), their respective successors in title and any other bank or financial institution which becomes a Party pursuant to Clause 28.3 (Procedure for transfers);

                                       20
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         "SCHEME OF ARRANGEMENT"

         means the scheme of arrangement to be implemented under Section 425 of the Companies Act 1985 prior to the Acquisition pursuant to which New NG shall become the listed Group holding company and shall own (i) 100% of the ordinary shares in Existing NGG and (ii) by virtue of its ownership of National Grid (US) Holdings Limited, 100% of Niagara Mohawk;

         "SCREEN RATE" means:

         (a) in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

         (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with NGG and the Banks.

         "SECURITY INTEREST"

         means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security;

         "SIGNING DATE"

         means the date of this Agreement;

         "S&P"

         means Standard & Poor's Corporation;

         "SUBSIDIARIES"

         means Companies Act Subsidiaries and Subsidiary Undertakings (and "SUBSIDIARY" shall be construed accordingly);

         "SUBSIDIARY UNDERTAKING"

         means a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985 (as inserted by Section 21 of the Companies Act
         1989);

         "SWINGLINE ADVANCE"

         means a Facility B Advance made or to be made by a Swingline Bank under the Swingline Advance Facility and drawn under Clause 6.1 (Receipt of Utilisation Requests);

         "SWINGLINE ADVANCE FACILITY"

         means the facility referred to in Clause 2.1(b)(ii) (The Facilities), which comprises a subset of Facility B;

                                       21
--------------------------------------------------------------------------------

         "SWINGLINE BANKS"

         means each of the banks and financial institutions (being, in each case, a Revolving Facility Bank or a Revolving Facility Bank's Affiliated Bank) listed in Part III of Schedule 1 (The Banks), their respective successors in title and any other bank or financial institution which becomes a Party pursuant to Clause 28.3 (Procedure for transfers);

         "SWINGLINE COMMITMENT"

         means in relation to a Swingline Bank:

         (a)      the amount in Dollars set opposite its name in Part III of
                  Schedule 1 (The Banks); or

         (b) the amount of that Commitment acquired by such Bank pursuant to Clause 28.2 (New Banks) and/or Clause 28.3 (Procedure for transfers),

         less in each case the amount of that Commitment cancelled, reduced or transferred by that Bank pursuant to this Agreement;

         "SWINGLINE RATE"

         means, on any day, the higher of:

         (a)      the US Dollar Prime Rate, and

         (b)      the aggregate of the Federal Funds Rate plus 0.50 per cent.
                  per annum

         on that day;

         "TANGIBLE CONSOLIDATED NET WORTH"

         means at any time the aggregate of:

         (i) the amount paid up or credited as paid up on the issued share capital of NGG; and

         (ii) the amount standing to the credit of the consolidated capital and revenue reserves of the Group,

         based on the Balance Sheet but adjusted by (without double counting):

         (A) adding any amount standing to the credit of the profit and loss account for the Group for the period ending on the date of the Balance Sheet, to the extent not included in paragraph
                  (ii) above and to the extent the amount is not attributable to any dividend or other distribution declared, recommended or made by NGG or any other member of the Group to the extent of any minority interests therein;

         (B) deducting any amount standing to the debit of the profit and loss account for the Group for the period ending on the date of the Balance Sheet;

                                       22
--------------------------------------------------------------------------------

         (C) reflecting any variation in the amount of the issued share capital of NGG and the consolidated capital and revenue reserves of the Group after the date of the Balance Sheet;

         (D) reflecting any variation in the interest of NGG in any other member of the Group since the date of the Balance Sheet;

         (E) excluding any amount attributable to deferred taxation to the extent included in paragraphs (i) and (ii) above; and

         (F) excluding any amount attributable to minority interests to the extent included in paragraphs (i) and (ii) above;

         "TARGET DAY"

         means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open;

         "TERM"

         means, in relation to any Advance (other than a Term-out Advance) the period selected by a Borrower for which the relevant Advance is to be outstanding, as specified in the Utilisation Request;

         "TERM-OUT ADVANCE"

         means a Facility A Advance drawn under paragraph (b) of Clause 7.1 (Repayment of Facility A Advances);

         "TOTAL COMMITMENTS"

         means, on any day and from time to time, the aggregate of the Facility A Total Commitments and the Facility B Total Commitments;

         "TOTAL SWINGLINE COMMITMENTS"

         means, on any day and from time to time, the aggregate of the Swingline Commitments;

         "TRANSFER CERTIFICATE"

         has the meaning given to it in Clause 28.3 (Procedure for transfers);

         "TRANSMISSION BUSINESS"

         has the meaning given to it in the relevant Transmission Licence;

         "TRANSMISSION LICENCE"

         means a licence granted under Section 6(l)(b) of the Electricity Act;

                                       23
--------------------------------------------------------------------------------

         "TREATY BANK"

         means an institution which is resident (as such term is defined in the appropriate Double Taxation Treaty) in a country with which the United Kingdom or the United States of America, as appropriate, has an appropriate Double Taxation Treaty giving residents of that country exemption from UK or U.S., as applicable, taxation on interest and does not carry on business in the United Kingdom or the United States of America, as appropriate, through a permanent establishment with which the Facilities are effectively connected.

         "UK BANK"

         means a Bank which is within the charge to UK corporation tax in respect of, and is beneficially entitled to, a payment of interest on a Facility made by a person that was a bank for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 (as currently defined in Section 840A of the Income and Corporation Taxes Act 1988) at the time a Facility was made available.


         "UNITED KINGDOM"

         means the United Kingdom of Great Britain and Northern Ireland;

         "UNITED STATES"

         means the United States of America;

         "U.S. BORROWER"

         means a Borrower incorporated in the United States;

         "U.S. CODE"

         means the United States Internal Revenue Code of 1986, as amended and any rule or regulation issued thereunder from time to time in effect;

         "UTILISATION"

         means a utilisation of any of the Facilities pursuant to the terms of this Agreement and includes all the Advances made or to be made therein;

         "UTILISATION DATE"

         means in the case of any Utilisation, the date for the making of the relevant Advances;

         "UTILISATION REQUEST"

         means a notice substantially in the form set out in Schedule 4 (Form of Utilisation Request/Interest Period Selection Notice);

         "UTILITIES ACT"

                                       24
--------------------------------------------------------------------------------

         means the Utilities Act 2000 as amended from time to time and all subordinate legislation made under it;

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention appears, any reference to:

         (i) an "AMENDMENT" includes a supplement, variation, novation, re-enactment or a waiver;

                  "ASSETS" includes present and future properties, revenues and rights of every description;

                  an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

                  "BARCLAYS CAPITAL" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

                  "INDEBTEDNESS" shall be construed so as to include any obligation for the payment or repayment of money, whether present or future, actual or contingent and whether incurred as principal or surety;

                  a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

                  (1) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not); or

                  (2) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month;

                  a "PERSON" includes any individual, company, unincorporated association or body or persons (including a partnership, joint venture or consortium), government, state, agency, international organisation or other entity;

                  a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but, if not having the force of law, being one with which the relevant Party is accustomed to comply) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

         (ii) a provision of a law is a reference to that provision as amended or re-enacted;

         (iii) the term "SECRETARY OF STATE" shall be construed as a reference to that term as used in the Electricity Act;

         (iv) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

         (v)      a person includes its successors, transferees and assigns;

                                       25
--------------------------------------------------------------------------------

         (vi) a Finance Document or another document is a reference to that Finance Document or that other document as amended;

         (vii)    a time of day is a reference to London time; and

         (viii) "STERLING" and "(POUND)" and "DOLLARS" and "US$" denote the lawful currencies for the time being of the United Kingdom of Great Britain and Northern Ireland and the United States of America respectively.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index and headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.       THE FACILITIES

2.1      THE FACILITIES

         Subject to the terms and conditions hereof, the Banks grant to the Borrowers the following facilities:

         (a) a committed 364 day Dollar denominated multi-currency revolving credit facility, with an option to draw Term-out Advances, to be designated as Facility A, under which the Revolving Facility Banks shall, when requested by any Borrower, make cash advances in Dollars or in Optional Currencies to that Borrower on a revolving basis during the Facility A Availability Period; and

         (b) a committed 5 year Dollar denominated multi-currency revolving credit facility under which

                  (i) the Revolving Facility Banks will, when requested by any Borrower, make cash advances in Dollars or Optional Currencies to that Borrower on a revolving basis during the Facility B Availability Period, and

                  (ii) the Swingline Banks shall, when requested by any Borrower, make to that Borrower Swingline Advances in Dollars to that Borrower on a revolving basis during the Facility B Availability Period.

2.2      OVERALL FACILITIES LIMIT AND SUB-LIMIT

(a) No Utilisation shall be made if it would cause the aggregate Original Dollar Amount of all outstanding Advances:

         (i)      under Facility A, to exceed the Facility A Total Commitments;
                  or

         (ii)     under Facility B, to exceed the Facility B Total Commitments.

                                       26
--------------------------------------------------------------------------------



(b) No Utilisation shall be made if it would cause the aggregate Original Dollar Amount of all outstanding Utilisations under the Swingline Advance Facility to exceed the Total Swingline Commitments.

2.3      BANK LIMITS

(a) No Facility A Advance shall be made by any Revolving Facility Bank if the operation of Clause 5.3 (Amount of each Revolving Facility Bank's Advance) would cause the total amount outstanding and owing to that Bank (the "AFFECTED BANK") to exceed its Facility A Commitment.

(b) No Facility B Advance shall be made by any Revolving Facility Bank if the operation of Clause 5.3 (Amount of each Revolving Facility Bank's Advance) would cause the total amount outstanding and owing to the affected Bank to exceed its Facility B Commitment.

(c) No Swingline Advance shall be made by any Swingline Bank if the operation of Clause 6.3 (Amount of each Swingline Bank's Advance) would cause the total amount outstanding and owing to the affected Bank to exceed its Swingline Commitment or its Facility B Commitment.

(d) No Facility B Advance shall be made by any Revolving Facility Bank or its Affiliated Bank if it would cause the aggregate amount outstanding and owing to both the Revolving Facility Bank and its Affiliated Bank under Facility B to exceed the aggregate of that Revolving Facility Bank's and its Affiliated Bank's Facility B Commitment.

(e) For the purposes of this Clause 2.3, the "TOTAL AMOUNT OUTSTANDING" of a Bank under any Facility on any Utilisation Date is the aggregate Original Dollar Amount of all Advances made by that Bank under that Facility which would be outstanding on that Utilisation Date if:

         (i) all outstanding Utilisations having Maturity Dates or Final Maturity Dates which fall on or before that Utilisation Date are repaid; and

         (ii) all Utilisations to be made on or before that Utilisation Date and in respect of which a Utilisation Request has been received by the relevant Agent are made.


2.4      AVAILABILITY, NUMBER OF UTILISATION REQUESTS AND UTILISATIONS

(a) No Utilisation may be made at any time after the date one month prior to the applicable Final Maturity Date.

(b) No Utilisation Request may specify a Utilisation Date which is within three Business Days of another Utilisation Date (unless the Utilisation the subject of that Utilisation Request is to refinance an existing Utilisation).

(c) No more than one Utilisation Request may be delivered on any one day but that Utilisation Request may subject to Clause 5 (Availability of Revolving Facility Advances and Term-out Advances) and Clause 6 (The Swingline Advance Facility) specify any number and type of Utilisations from Facility A or Facility B or both of them.

                                       27
--------------------------------------------------------------------------------


(d) Unless the Facility Agent agrees otherwise, no more than 20 Utilisations may be outstanding at any one time (taking all Facilities together for this purpose) save that no Utilisations under the Swingline Advance Facility are to be counted for the purposes of this provision.

2.5      PRIMARY SYNDICATION PERIOD

(a) Subject to paragraph (b) below, but otherwise notwithstanding any provision of this Agreement, no Borrower will deliver a Utilisation Request or Interest Period Selection Notice during the Primary Syndication Period specifying a Term or an Interest Period other than one, two or three weeks or one month.

(b) Except as the Facility Agent (after consultation with the Arrangers) and NGG may otherwise agree, each Interest Period Selection Notice or Utilisation Request delivered during the Primary Syndication Period shall specify an Interest Period or Term ending on the same date as each other Advance to be drawn or rolled over on the same date and, if there are Advances then outstanding, ending on the same date as such other Advances.

2.6      NATURE OF EACH FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of each Finance Party under the Finance Documents are several.

(b) The failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents and no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(c) The rights of a Finance Party under the Finance Documents are divided rights and a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.7      BORROWERS' AGENT

         Each Obligor irrevocably authorises and instructs NGG as the Borrowers' agent to give and receive as agent on its behalf all notices (including Utilisation Requests) and sign all documents in connection with the Finance Documents on its behalf and take such other action as may be necessary or desirable under or in connection with the Finance Documents and confirms that it will be bound by any action taken by NGG as the Borrowers' agent under or in connection with the Finance Documents.

2.8      ACTIONS OF BORROWERS' AGENT

         The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

         (a) any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by NGG;

         (b) NGG acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

         (c) the failure (or purported failure) by or inability (or purported inability) of NGG to inform any Obligor of receipt by it of any notification under this Agreement.

                                       28
--------------------------------------------------------------------------------


3.       PURPOSE

3.1      USE OF PROCEEDS

         Each Borrower shall apply each Utilisation made by it:

         (a) under Facility A, in or towards financing or refinancing the Acquisition (plus related fees, costs and expenses) and/or refinancing existing borrowings of Niagara Mohawk and its Subsidiaries and/or financing any working capital requirements of the Borrowers consequent upon the Acquisition or any interest payable on funds used to finance the Acquisition; and/or

         (b) under Facility B, to meet the general corporate purposes of the Group,

         but no Borrower shall apply the proceeds of a Swingline Advance towards the repayment of an outstanding Swingline Advance.

3.2      NO ENQUIRY

         Without affecting the obligations of any Obligor in any way no Finance Party is bound to monitor or verify the application of the proceeds of any Utilisation.

4.       CONDITIONS PRECEDENT

4.1      DOCUMENTARY CONDITIONS PRECEDENT

         The obligations of each Finance Party to any Obligor under this Agreement are subject to the condition precedent that the Facility Agent has notified NGG and the Banks that it has received all of the documents set out in Part I of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to that Agent.

4.2      FURTHER CONDITIONS PRECEDENT

         The obligations of each Finance Party to participate in any Utilisation of Facility A are subject to the further condition precedent that the Facility Agent has notified NGG and the Revolving Facility Banks that it has received all of the documents set out in Part II to Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent.


4.3      FURTHER CONDITIONS PRECEDENT GENERALLY

         The obligations of each Bank to participate in a Utilisation are subject to the further conditions precedent that on both the relevant date of the Utilisation Request and the Utilisation Date:

         (a)      the representations and warranties in Clause 18
                  (Representations and Warranties) to be repeated on those dates are correct and will be correct in all material respects immediately after the Utilisation; and

         (b) no Default is outstanding or would result from the Utilisation (provided that where no notice has been given pursuant to Clause 20.18 (Acceleration) but where a Default

                                       29
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                  is outstanding each Bank shall be obliged to participate in a
                  Utilisation, to the extent required by the terms hereof, where such Utilisation is in the same currency as and is in an amount equal to or less than an outstanding Utilisation which is to mature on the Utilisation Date for the proposed Utilisation and is to be applied on such Utilisation Date in repaying such outstanding Utilisation).

5.       AVAILABILITY OF REVOLVING FACILITY ADVANCES AND TERM-OUT ADVANCES

5.1      RECEIPT OF UTILISATION REQUESTS

         The Borrowers may borrow Revolving Facility Advances and Term-out Advances if the Facility Agent receives, not later than the Relevant Time, a duly completed Utilisation Request. Each such Utilisation Request shall be copied to the Swingline Agent.

5.2      FORM OF UTILISATION REQUEST

         A Utilisation Request for a Revolving Facility Advance or a Term-out Advance will not be regarded as having been duly completed unless:

         (a) the proposed Utilisation Date is a Business Day during the applicable Facility A Availability Period or Facility B Availability Period;

         (b) in the case of a Term-out Advance under Facility A, the Utilisation Request requests Advances from all those Revolving Facility Banks (but not some only) with a Facility A Availability Period expiring on the same day;

         (c) the Requested Amount for each separate Utilisation comprising a Revolving Facility Advance or a Term-out Advance is in a minimum Original Dollar Amount of US$50,000,000 and an integral multiple of US$10,000,000, (or such other amount as the relevant Borrower and the Facility Agent may agree before the delivery of that Utilisation Request) or an integral multiple of the amounts in the relevant Optional Currency agreed between the relevant Borrower and the Facility Agent before the delivery of the relevant Utilisation Request;

         (d) only one Term or, in the case of Term-out Advances under Facility A, one Interest Period and Final Maturity Date, for each separate Utilisation is specified which:

                  (i) in the case of a Utilisation under Facility A, does not extend beyond the then applicable Facility A Availability Period (other than in the case of Term-out Advances); and

                  (ii) in the case of a Utilisation under Facility B, does not extend beyond the Final Maturity Date; and

                  (iii) subject to Clause 2.5 (Primary Syndication Period), is a period of

                           (A) 1, 2, 3 or 6 months for any Advance which is not an Acquisition Advance (or, in any case, such other period as all the Revolving Facility Banks may previously have agreed for the purposes of such Advances); or

                                       30
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                           (B)      1, 2, 3, or 4 weeks, or 2, 3 or 6 months for
                                    any Acquisition Advance;

         (e)      the payment instructions comply with Clause 11 (Payments); and

         (f) in the case of a Term-out Advance under Facility A, the proposed Final Maturity Date (which must be the same date for all Term-out Advances drawn on the same date) is a date after the applicable Facility A Availability Period but no later than the third Anniversary.

         Each Utilisation Request, once delivered, shall be irrevocable.

5.3      AMOUNT OF EACH REVOLVING FACILITY BANK'S ADVANCE

         The amount of each Revolving Facility Bank's Advance will be the proportion of the Requested Amount which its Commitment in respect of the relevant Facility bears to the aggregate Commitments of all Revolving Facility Banks in respect of that Facility on the date of receipt of the relevant Utilisation Request, adjusted, if necessary, to reflect the operation of Clause 2.3 (Bank limits).

5.4      NOTIFICATION TO REVOLVING FACILITY BANKS

         The Facility Agent shall, not later than the Relevant Time, notify each Revolving Facility Bank of the details of the requested Advances and the aggregate amount of those Advances to be made by that Revolving Facility Bank.

5.5      SELECTION OF AN OPTIONAL DURATION

(a) If a Borrower requests an Interest Period or a Term in a Utilisation Request other than 1, 2, 3 or 6 months, it may also select in the relevant Utilisation Request an alternative Interest Period or Term of 1, 2, 3 or 6 months to apply and paragraph (b) below shall apply.

(b)      If:

         (i) a Borrower requests an Interest Period or a Term other than 1, 2, 3 or 6 months; and

         (ii) the Facility Agent receives notice from a Revolving Facility Bank not later than the Relevant Time stating that it does not agree to such request,

         then the Interest Period or Term for the proposed Utilisation shall instead be the alternative period specified in the relevant Utilisation Request or, in the absence of any alternative selection, 3 months.

(c) If the Facility Agent receives a notice from a Revolving Facility Bank under paragraph (b)(ii) above it shall notify the relevant Borrower and the Revolving Facility Banks of the revised Interest Period or Term for the proposed Advances not later than the Relevant Time.

(d) A Borrower may not request a Term or Interest Period other than 1, 2, 3, or 4 weeks, or 2, 3 or 6 months in respect of an Acquisition Advance.

                                       31
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5.6      PAYMENT OF PROCEEDS

         Subject to the terms of this Agreement, each Revolving Facility Bank shall make its Advance available to the Facility Agent for the relevant Borrower for value on the relevant Utilisation Date.

5.7      EXTENSION OF FACILITY A AVAILABILITY PERIOD

         NGG may, not earlier than 60 days nor later than 30 days prior to the original expiry date of the Facility A Availability Period, request by notice to the Facility Agent (who will promptly notify the Revolving Facility Banks) that the Facility A Availability Period be extended to a date which is not later than 364 days after the original expiry date (the "EXTENDED DATE"). If any Revolving Facility Bank notifies the Facility Agent that it agrees to extend the Facility A Availability Period, then the Facility A Availability Period will be extended in relation to that Revolving Facility Bank accordingly, whether or not any other Revolving Facility Bank extends. No Revolving Facility Bank is under any obligation of any kind to agree to NGG's request to extend and any Revolving Facility Bank which fails to respond or reply within the required period will be deemed to have declined to extend.

6.       THE SWINGLINE ADVANCE FACILITY

6.1      RECEIPT OF UTILISATION REQUESTS

         The Borrowers may borrow Swingline Advances if the Swingline Agent receives, not later than the Relevant Time, a duly completed Utilisation Request. Each such Utilisation Request shall be copied at the same time to the Facility Agent.

6.2      FORM OF UTILISATION REQUESTS

         A Utilisation Request for a Swingline Advance will not be regarded as having been duly completed unless:

         (a) the proposed Utilisation Date is a Business Day during the Facility B Availability Period;

         (b) the Requested Amount for each separate Utilisation is in a minimum Original Dollar Amount of US$25,000,000 and an integral multiple of US$5,000,000 or such other amount as the relevant Borrower and the Swingline Agent may agree before the delivery of that Utilisation Request;

         (c)      only one Utilisation is specified, the Term of which:

                  (i) does not extend beyond the then applicable Facility B Availability Period; and

                  (ii)     is a period not exceeding 5 Business Days;

         (d) it specifies that it is a utilisation of the Swingline Advance Facility and designates the Utilisation as a Facility B Utilisation; and

         (e)      the payment instructions comply with Clause 11 (Payments).

                                       32
--------------------------------------------------------------------------------

         Each Utilisation Request, once delivered, shall be irrevocable.

6.3      AMOUNT OF EACH SWINGLINE BANK'S ADVANCE

         The amount of each Swingline Bank's Advance will be the proportion of the Requested Amount which its Swingline Commitment bears to the aggregate Swingline Commitments of all Swingline Banks on the date of receipt of the relevant Utilisation Request, adjusted, if necessary, to reflect the operation of Clause 2.3 (Bank limits).

6.4      NOTIFICATION TO SWINGLINE BANKS

         The Swingline Agent shall promptly notify each Swingline Bank of the details of the requested Swingline Advances and the aggregate amount of those Swingline Advances to be made by that Swingline Bank.

6.5      PAYMENT OF PROCEEDS

         Subject to the terms of this Agreement, each Swingline Bank shall make its Swingline Advance available to the Swingline Agent for the relevant Borrower for value on the relevant Utilisation Date.

7.       REPAYMENT

7.1      REPAYMENT OF FACILITY A ADVANCES

(a) Each Borrower will repay each Facility A Advance made to it in full on its Maturity Date or, in the case of a Term-out Advance, its Final Maturity Date, by payment to the Facility Agent for the relevant Revolving Facility Bank. As Facility A is available on a revolving basis during the Facility A Availability Period, amounts repaid to a Revolving Facility Bank may be reborrowed from that Revolving Facility Bank during the Facility A Availability Period applicable to that Revolving Facility Bank subject to the terms of this Agreement.

(b) At any time prior to the expiry of the Facility A Availability Period applicable to any Revolving Facility Bank, any Borrower under Facility A may, by delivery of a duly completed Utilisation Request to the Facility Agent (who shall send a copy to the Revolving Facility Banks) elect to draw Term-out Advances under Facility A from all those Revolving Facility Banks (but not some only) with a Facility A Availability Period expiring on the same date (pro rata to their Facility A Commitments) with a Final Maturity Date after the applicable Facility A Availability Period but no later than the third Anniversary, provided that if, following a request from NGG under Clause 5.7 (Extension of Facility A Availability Period), a Revolving Facility Bank does not agree to extend its Facility A Availability Period, that Borrower may not elect to draw a Term-out Advance from that Revolving Facility Bank unless it simultaneously elects to draw Term-out Advances from every Revolving Facility Bank. No Term-out Advance, once repaid or prepaid, may be reborrowed. Only one Term-out Advance can be borrowed from each Revolving Facility Bank and, upon drawdown, the undrawn Facility A Commitment for that Revolving Facility Bank (if any) will automatically be cancelled.

(c) No Facility A Advance, other than a Term-out Advance, may be outstanding to a Revolving Facility Bank after expiry of the Facility A Availability Period then applicable to that Revolving Facility Bank. No Term-out Advance may be outstanding after the third Anniversary.

                                       33
--------------------------------------------------------------------------------

7.2      REPAYMENT OF FACILITY B ADVANCE

(a) Each relevant Borrower will repay each Facility B Advance made to it in full on its Maturity Date by payment to the Facility Agent for the relevant Revolving Facility Bank or to the Swingline Agent for the relevant Swingline Bank. As Facility B is available on a revolving basis, amounts repaid may be reborrowed subject to the terms of this Agreement. No Facility B Advance may be outstanding after the Final Maturity Date.

(b) In the event that a Swingline Advance is not repaid in accordance with the provisions of paragraph (a) above each Revolving Facility Bank will within four Business Days of a request to that effect from the Facility Agent, pursuant to a demand from the Swingline Agent, pay to the Swingline Agent for the Swingline Banks an amount equal to its Agreed Percentage of the principal of such Swingline Advance, less the amount of its participation in such Swingline Advance, and accrued interest (including default interest) thereon to the date of actual payment by such Revolving Facility Bank. If this produces a negative figure for a Bank, no amount need be paid by that Bank.

(c) Each Revolving Facility Bank which makes a payment under paragraph (b) above will be subrogated to the rights of the Swingline Banks which share in the payment received.

(d) If and to the extent that any Revolving Facility Bank is not able to rely on its rights under paragraph (c) above, any Borrower whose default has resulted in a payment being made under paragraph (b) above will be liable to each Revolving Facility Bank which makes such a payment for a debt equal to that payment made by that Revolving Facility Bank.

(e) Any payment under paragraph (b) above does not reduce the obligations in aggregate of any Obligor.

(f) Any Revolving Facility Bank which makes a claim against a Borrower under either paragraph (c) or paragraph (d) above shall be entitled also to claim from that Borrower, and that Borrower shall be liable to pay to it, interest on the sum paid by it to the Swingline Agent under paragraph (b) above, from the date on which it paid that sum until the date on which the relevant Borrower reimburses that sum (together with such interest), at the rate set out for Advances (other than Swingline Advances) in Clause 9.4(a) (Default Interest).

8.       PREPAYMENT AND CANCELLATION

8.1      AUTOMATIC CANCELLATION OF COMMITMENTS AND SWINGLINE COMMITMENTS

(a) The Facility A Commitment of each Revolving Facility Bank shall be automatically cancelled on the last day of the Facility A Availability Period then applicable to that Bank.

(b) The Facility B Commitment of each Revolving Facility Bank shall be automatically cancelled at close of business on the last day of the Facility B Availability Period then applicable to that Bank.

(c) The Swingline Commitment of each Swingline Bank shall be automatically cancelled at close of business on the last day of the Facility B Availability Period then applicable to that Swingline Bank.

                                       34
--------------------------------------------------------------------------------

8.2      VOLUNTARY CANCELLATION

(a) NGG may, by giving not less than five Business Days' prior notice to the Facility Agent, cancel the unutilised portion of either Facility A or Facility B in whole or in part (but, if in part, in a minimum amount of US$50,000,000 and an integral multiple of US$10,000,000). Any cancellation in part of Facility A shall be applied against the Facility A Commitment of each Revolving Facility Bank pro rata and any cancellation in part of Facility B shall be applied against the Facility B Commitment of each Revolving Facility Bank pro rata.

(b) NGG may, by giving not less than five Business Days' prior notice to the Swingline Agent, cancel the unutilised portion of the Swingline Total Commitments in whole or in part (but, if in part, in a minimum amount of US$50,000,000 and an integral multiple of US$10,000,000). Any cancellation in part shall be applied against the Swingline Commitment of each Swingline Bank pro rata.

(c) NGG may not cancel any part of the Facility B Total Commitment if it would result in the Total Swingline Commitments exceeding the Facility B Total Commitment at that time.

8.3      PREPAYMENT OF ADVANCES

(a) Subject to Clause 25.2 (Other Indemnities), a Borrower may, by giving not less than five Business Days' notice to the relevant Agent, prepay at any time the Advances comprised in any Utilisation made to it under either Facility in whole or in part (but, if in part, in a minimum Original Dollar Amount of US$50,000,000 and an integral multiple of US$10,000,000 (or such other amount as the relevant Borrower and the Facility Agent, or Swingline Agent, where relevant, may agree before the delivery of the relevant notice of prepayment).

(b) Any voluntary prepayment made under paragraph (a) above will be applied against all the Advances comprised in the relevant Utilisation(s).

8.4      ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

         Subject to Clause 25.2 (Other Indemnities), if any Obligor (the "AFFECTED OBLIGOR") is required to pay any amount to a Bank under Clause 12 (Taxes) or Clause 14 (Increased Costs), NGG may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the relevant Agent. On the date falling five Business Days after the date of service of the notice:

         (a) the affected Obligor shall prepay any Advances made to it by that Bank (together with all other amounts payable by it to that Bank under this Agreement); and

         (b) if NGG has so elected in the notice delivered pursuant to this Clause 8.4, that Bank's Commitment or Swingline Commitment, where relevant, shall be cancelled in full on the date of service of the notice.

8.5      MANDATORY PREPAYMENT AND CANCELLATION ON CHANGE OF CONTROL

         If any single person, or group of persons acting in concert (as defined in the City Code on Take-Overs and Mergers) acquires control (as defined in Section 416 of the Income and Corporation Taxes Act 1988) of New NG or Existing NGG (and in the latter case prior to, and save for that resulting from, the implementation of the Scheme of Arrangement), then the

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         Facility Agent may, and shall if so directed by the Majority Banks, within 90 days after the occurrence of such event by notice in writing to New NG or Existing NGG, where relevant:

         (a) reduce the Total Commitments and Total Swingline Commitments to the aggregate Original Dollar Amount of all outstanding Utilisations under those Facilities at the date of such notice; and/or

         (b)      declare that:

                  (i) the Final Maturity Date for all Facilities shall be brought forward to the date falling 30 days after the date of such notice whereupon each reference in this Agreement to the Final Maturity Date (and each such period) shall be amended and construed accordingly;

                  (ii) each Borrower's obligations under Clause 7 (Repayment) in respect of Advances outstanding on the date of such notice with Maturity Dates falling after the Final Maturity Date (as amended) shall be due and payable on the Final Maturity Date (as amended); and

                  (iii) on the Final Maturity Date (as amended) the Total Commitments and Total Swingline Commitments shall be cancelled and all other amounts accrued or otherwise outstanding under this Agreement shall be due and payable.

8.6 MANDATORY CANCELLATION AND PREPAYMENT ON TERMINATION OF NIAGARA MOHAWK MERGER AGREEMENT

         If the Niagara Mohawk Merger Agreement is terminated for any reason prior to the Niagara Mohawk Acquisition Completion Date Facility A will be deemed to be cancelled in full and permanently on the date of termination of the Niagara Mohawk Merger Agreement and any Borrower which has drawn any Advances under Facility A shall prepay any and all such Facility A Advances within 30 days of that date.

8.7      MANDATORY PREPAYMENT AND CANCELLATION FOR SUBSIDIARY FINANCIAL
         INDEBTEDNESS

         If, at any time after the date falling six months after the Niagara Mohawk Acquisition Completion Date the level of Financial Indebtedness to which paragraph (a)(iii) of Clause 19.15 (Restriction on Subsidiary Financial Indebtedness) applies incurred by any Subsidiaries to which sub-paragraph (ii) of that Clause applies, exceeds the Financial Indebtedness Limit applicable from time to time to those Subsidiaries then the Facility Agent may, and will if so directed by the Majority Banks, by notice in writing to NGG:

         (a) permanently cancel and reduce the Total Commitments by an amount equal to the amount by which the Financial Indebtedness of those Subsidiaries exceeds the then applicable Financial Indebtedness Limit; and

         (b) to the extent necessary to ensure that outstandings do not exceed the relevant Commitments as so reduced, require the relevant Borrower to prepay Advances made under Facility A within 90 days of the date of that notice.

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8.8      MISCELLANEOUS PROVISIONS

(a) Any notice of cancellation and/or prepayment under this Agreement shall be irrevocable and an Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest up to and including the date of prepayment on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment (including, but not limited to, any amounts payable under Clause 25.2 (Other Indemnities) if not made on an Interest Date or Maturity Date (as appropriate) in respect of the relevant Advance(s).

(c) No cancellation or prepayment is permitted except in accordance with the express terms of this Agreement.

(d) Amounts prepaid under this Agreement in respect of Term-out Advances may not subsequently be re-borrowed. Subject thereto and to the terms of this Agreement, any amount prepaid under Clause 8.3 (Prepayment of Advances) but not under any other provision of this Agreement may be reborrowed under any other provision of this Agreement. Any Commitment or Swingline Commitment cancelled may not subsequently be reinstated.

9.       INTEREST

9.1      SELECTION OF INTEREST PERIODS FOR TERM-OUT ADVANCES

         The life of each Term-out Advance is divided into successive periods (each an "INTEREST PERIOD") for the calculation of interest. The first Interest Period of each such Advance will be the period selected in the Utilisation Request for that Advance. Each subsequent Interest Period will be the period selected by the relevant Borrower in an Interest Period Selection Notice received by the Facility Agent not later than
         4.30 p.m. on the third Business Day before the end of the then current Interest Period being, subject to Clause 2.5 (Primary Syndication Period), 1, 2, 3, or 6 months or, in any case, such other period as the relevant Borrower and all the Revolving Facility Banks may agree from time to time or, if no notice from the relevant Borrower (or NGG) is received by the Facility Agent, one month.

9.2      INTEREST RATES

(a) The rate of interest applicable to each Term-out Advance for each of their Interest Periods and to each Facility A Advance (other than a Term-out Advance) and Facility B Advance (other than a Swingline Advance) for each of their Terms is the rate per annum determined by the Facility Agent to be the aggregate of:

         (i)      the Applicable Margin;

         (ii)     LIBOR (or EURIBOR in the case of Advances made in Euros); and

         (iii)    the Mandatory Costs.

(b) The rate of interest applicable to each Swingline Advance for its Term is the rate per annum calculated by the Swingline Agent to be the Swingline Rate for each day during its Term save that, if any day during a Term is not a New York Business Day, the rate of interest on that day shall be the rate applicable on the immediately preceding New York Business Day.

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9.3      DUE DATES

         Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower:

         (a) in the case of a Term-out Advance, on each Interest Date applicable to that Advance; and

         (b) in the case of an Advance (other than a Term-out Advance) on its Maturity Date,

         and also, in the case of an Advance with an Interest Period or a Term longer than 6 months, at 6 monthly intervals after its Utilisation Date (or the start of the relevant Interest Period or Term) for so long as the Interest Period or Term is outstanding.

9.4      DEFAULT INTEREST

(a) If an Obligor fails to pay any amount payable by it under this Agreement (an "OVERDUE AMOUNT"), it shall forthwith on demand by an Agent pay default interest on the overdue amount from the due date until the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by that Agent to be 1 per cent. per annum above

         (i) if the overdue amount relates to a Swingline Advance, the Swingline Rate; or

         (ii) in all other cases, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance (other than a Swingline Advance)

         in the currency of the overdue amount for such successive Interest Periods or Terms of such duration as that Agent may determine (each a "DEFAULT TERM").

(b)      The default rate will be determined:

         (i)      if calculated by reference to the Swingline Rate, on each day;
                  or

         (ii) on the first day of, or two Business Days before the first day of, the relevant Default Term, as appropriate.

(c) If an Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to that Agent from such sources as it reasonably may select.

(d) Default interest will be compounded monthly (if calculated by reference to the Swingline Rate) or at the end of each Default Term (if calculated by reference to the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance (other than a Swingline Advance)).

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9.5      NOTIFICATION OF RATES OF INTEREST

(a) The Facility Agent shall promptly notify each relevant Party of the determination by it of a rate of interest under this Agreement.

(b) The Swingline Agent shall notify each relevant Party of the determination of a rate of interest by it on a Swingline Advance on the first and last days of its Term. In the notification on the last day of that Term, the Swingline Agent shall include details of the applicable rate of interest for each day of that Term.

9.6      APPLICABLE MARGIN

(a) The Applicable Margin for a Facility A Advance will be 0.375 per cent. per annum, unless adjusted in accordance with this Clause 9.6.

(b) The Applicable Margin for a Facility B Advance (other than a Swingline Advance) will be 0.425 per cent. per annum, unless adjusted in accordance with this Clause 9.6.

(c) If at close of business on the first day of an Interest Period or Term the uncancelled Total Commitments fall within the thresholds in Column 1 of the table below, then the Applicable Margins for each relevant Facility will be those listed in Columns 2 and 3.

                      COLUMN 1                             COLUMN 2                      COLUMN 3
                  UNCANCELLED TOTAL                        FACILITY A              FACILITY B (OTHER
                     COMMITMENTS                                                   THAN THE SWINGLINE
                                                                                   ADVANCE FACILITY)
                                                      APPLICABLE MARGIN              APPLICABLE MARGIN
        Less than or equal to                          0.375 per cent.                0.425 per cent.
        US$2,300,000,000 (but greater than
        US$1,500,000,000)

        Less than or equal to                          0.375 per cent.                 0.40 per cent.
        US$1,500,000,000 (but more than
        US$750,000,000)

        Less than or equal to US$750,000,000            0.35 per cent.                0.375 per cent.

(d) In addition to the provisions of (c) above, if at close of business on the first day of an Interest Period or Term the aggregate Original Dollar Amount of all Advances under the Facilities exceeds 50 per cent. of the uncancelled Total Commitments, the Applicable Margin for that Interest Period or Term shall be increased by 0.05 per cent. per annum.

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10.      OPTIONAL CURRENCIES

10.1     SELECTION

(a) A Borrower shall select the currency of an Advance (other than a Swingline Advance):

         (i) (in the case of a Revolving Facility Advance) in a Utilisation Request; and

         (ii) (in relation to a Term-out Advance) in an Interest Period Selection Notice.

(b) No Borrower may request an Advance denominated in an Optional Currency (other than Sterling or Euros) unless the Facility Agent has confirmed to the Borrower that the Optional Currency is readily available and freely transferable in the London foreign exchange market.

(c) If a Borrower fails to issue an Interest Period Selection Notice in relation to a Term-out Advance, that Advance will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

(d) If a Borrower issues an Interest Period Selection Notice in relation to a Term-out Advance requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Facility Agent shall promptly notify the relevant Borrower and the Revolving Facility Banks and that Advance will remain in the existing currency (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

10.2     NON-AVAILABILITY OF CURRENCY

         If:

         (a) before 9.00 a.m. on any Rate Fixing Day for any Advance to be denominated in an Optional Currency, the Facility Agent receives notice from a Revolving Facility Bank that it is impracticable for that Revolving Facility Bank to fund its required Advance in that Optional Currency for its requested Term or Interest Period in the ordinary course of business in the relevant interbank market; or

         (b) the use of the proposed Optional Currency would or might contravene any law or regulation,

         then:

         (i) the Facility Agent shall promptly (and in any event before 10.00 a.m. on that Rate Fixing Day) notify the relevant Borrower and the Revolving Facility Banks; and

         (ii) unless NGG and the Facility Agent otherwise agree, the Advance requested from the Revolving Facility Bank referred to in (a) above will be denominated instead in Dollars, in an amount equal to the Original Dollar Amount of the requested Advance in the Optional Currency.



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10.3     CHANGE OF CURRENCY

(a) If a Term-out Advance is to be denominated in different currencies during two successive Interest Periods:

         (i) if the currency for the second Interest Period is an Optional Currency the amount of the Advance in that Optional Currency will be calculated by the Facility Agent as the Original Dollar Amount of that Term-out Advance;

         (ii) if the currency for the second Interest Period is Dollars, the amount of the Advance will be equal to the Original Dollar Amount;

         (iii) (unless the Facility Agent and the relevant Borrower agree otherwise in accordance with paragraph (b) below) the Borrower that has borrowed the Advance shall repay it on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

         (iv) (subject to Clause 4.2 (Further conditions precedent) the Revolving Facility Banks shall re-advance the Advance in the new currency in accordance with Clause 10.5(d) and (e), below.

(b) If the Facility Agent and the Borrower that has borrowed the Term-out Advance agree, the Facility Agent shall:

         (i) apply the amount paid to it by the Revolving Facility Banks pursuant to paragraph (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the Term-out Advance is outstanding for the first Interest Period; and

         (ii) use the amount it purchases in or towards the satisfaction of the relevant Borrower's obligations under paragraph (a)(iii) above.

(c)      If the amount purchased by the Facility Agent pursuant to paragraph
         (b)(i) above is less than the amount required to be repaid by the relevant Borrower, the Facility Agent shall promptly notify that Borrower and that Borrower shall, on the last day of the first Interest Period, pay an amount to the Facility Agent (in the currency of the outstanding Term-out Advance for the first Interest Period) equal to the difference.

(d) If any part of the amount paid to the Facility Agent by the Revolving Facility Banks pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the relevant Borrower, the Facility Agent shall promptly notify that Borrower and pay that Borrower, on the last day of the first Interest Period, that part of that amount (in the new currency).

10.4.    SAME OPTIONAL CURRENCY DURING SUCCESSIVE INTEREST PERIODS

(a) If a Term-out Advance is to be denominated in the same Optional Currency during two successive Interest Periods, the Facility Agent shall calculate the amount of the Term-out Advance in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Original Dollar Amount of that Term-out Advance) and (subject to paragraph (b) below):



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         (i)      if the amount calculated is less than the existing amount of that Term-out Advance in the Optional Currency during the first Interest Period, promptly notify the Borrower that has borrowed that Term-out Advance and that Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

         (ii) if the amount calculated is more than the existing amount of that Term-out Advance in the Optional Currency during the first Interest Period, promptly notify each Revolving Facility Bank which participated in the Advance and, if no Event of Default is continuing, each such Revolving Facility Bank shall, on the last day of the first Interest Period, pay its participation in amount equal to the difference.

(b) If the calculation made by the Facility Agent pursuant to paragraph (a) above shows that the amount of the Term-out Advance in the Optional Currency has increased or decreased by less than the lower of US$40,000,000 and 5 per cent. compared to its Original Dollar Amount, no notification shall be made by the Facility Agent and no payment shall be required under paragraph (a) above.

10.5     NOTIFICATION OF RATES AND AMOUNTS

(a) If an Advance is to be drawn down in an Optional Currency, the amount thereof shall be determined by converting the Original Dollar Amount thereof into that Optional Currency on the basis of the Facility Agent's Spot Rate of Exchange on the date of receipt by the Facility Agent of the Utilisation Request for that Advance.

(b) If any Advance (save for any Term-out Advance) is to be repaid or prepaid by reference to an Original Dollar Amount, the amount of Optional Currency to be repaid or prepaid shall be determined by reference to the Facility Agent's Spot Rate of Exchange last used for determining the Optional Currency amount of that Advance under paragraph (a) above.

(c) If any Term-out Advance is to be repaid or prepaid by reference to an Original Dollar Amount, the amount of Optional Currency to be repaid or prepaid shall be determined by reference to the Facility Agent's Spot Rate of Exchange used for determining the Optional Currency amount of that Term-out Advance when first drawn down or, if applicable, by reference to the Facility Agent's Spot Rate of Exchange by reference to which the most recent adjusted payment has been made under Clause 10.4(a) (Same Optional Currency during successive Interest Periods) in respect of that Term-out Advance.

(d) The Facility Agent shall notify each relevant Party of any applicable Facility Agent's Spot Rate of Exchange or Original Dollar Amount, as applicable, promptly after it has ascertained the same.

(e) All calculations made by the Facility Agent pursuant to this Clause 10 will take into account any repayment, prepayment, consolidation or division of Term-out Advances to be made on the last day of the first Interest Period.

(f) Each Bank's participation in a Term-out Advance will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 7.1 (Repayment of Facility A Advances).


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11.      PAYMENTS

11.1     PLACE

         Except where expressly provided to the contrary, all payments by an Obligor or a Bank under this Agreement shall be made to the relevant Agent to its account at such office or bank in the principal financial centre of the country of the relevant currency (or, in the case of Euros, the principal financial centre of a Participating Member State or London) as it may notify to that Obligor or Bank for this purpose.

11.2     FUNDS

         Payments under this Agreement to an Agent shall be made for value on the due date at such times and in such funds as that Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

11.3     DISTRIBUTION

(a) Each payment received by an Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by that Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency (or, in the case of Euros, the principal financial centre of a Participating Member State or London) as it may notify to that Agent for this purpose by not less than 5 Business Days' prior notice or, in the case of a Borrower, in the relevant Utilisation Request.

(b) An Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid under this Agreement to an Agent for the account of another Party, that Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. Unless an Agent receives not less than one Business Day's written notice that a sum to be paid under this Agreement will not be paid, it may assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available, but an Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to that Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by that Agent to reflect its cost of funds.

(d)      If on any Utilisation Date:

         (i) a Revolving Facility Bank is required to participate in an Advance pursuant to Clause 5 (Availability of Revolving Facility Advances and Term-out Advances); and

         (ii) a payment is due to that Revolving Facility Bank pursuant to Clause 8 (Repayment),

         then the Facility Agent shall (without prejudice to the obligations of the relevant Borrower under Clause 7 (Repayment)) apply the amount payable by such Revolving Facility Bank to the Facility Agent for the account of the relevant Borrower on that Utilisation Date in or towards satisfaction of the amount payable by the relevant Borrower to such Bank on such


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                                       43
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         Utilisation Date pursuant to Clause 7 (Repayment). The Facility Agent shall advise NGG, the relevant Borrower and each such Revolving Facility Bank of the net amount, if any, due from one party to the other after the application of funds as aforesaid and such net amount due shall be paid by the relevant Borrower or the relevant Revolving Facility Bank(s), as the case may be, on such date.

11.4     CURRENCY

(a)      (i)      A repayment or prepayment of an Advance is payable in the
                  currency in which the Advance is denominated.

         (ii) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

         (iii) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

         (iv) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Sterling.

         (v) Any amount payable under this Agreement in the currency of a Participating Member State will be paid in Euros.

(b) If a change in any currency of a country occurs in a manner different to that expressly contemplated in this Agreement, this Agreement will be amended to the extent the Agents and NGG agree (such agreement not to be unreasonably withheld) to be necessary to reflect the change in currency and to put the Banks and the Obligors in the same position, as far as possible, that they would have been in if no change in currency had occurred.

11.5     SET-OFF AND COUNTERCLAIM

         All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

11.6     NON-BUSINESS DAYS

(a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

11.7     PARTIAL PAYMENTS

(a) If an Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents that Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

         (i) FIRST, in or towards payment pro rata of any unpaid costs, fees and expenses of the relevant Agent or the Agents under this Agreement;


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                                       44
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         (ii)     SECONDLY, in or towards payment pro rata of any accrued fees due but unpaid under Clauses 22.1 (Front-end fees), 22.2 (Commitment fee), and 22.3 (Term-out Fee and Facility A Availability Extension Fee);

         (iii) THIRDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

         (iv) FOURTHLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

         (v) FIFTHLY, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

(b) The Agents shall, if so directed by all the Banks, vary the order set out in paragraphs (a)(ii) to (v) inclusive above.

(c) Paragraphs (a) and (b) above shall override any appropriation made by an Obligor.

12.      TAXES

12.1     GROSS-UP

(a) For the purposes of this Clause 12, "TAX" and "TAXES" in relation to any payment to be made by an Obligor under the Finance Documents means any present or future taxes of any nature now or subsequently imposed by the laws of:

         (i)      the United Kingdom;

         (ii) any other jurisdiction from which, or through which, such payment is made or to the taxation laws of which the relevant Obligor is at the time of such payment subject;

         (iii) any political sub-division of the United Kingdom or any such other jurisdiction; or

         (iv) any federation or association of states of which the United Kingdom or any such other jurisdiction is, at the time of such payment, a member.

(b) All payments by an Obligor under the Finance Documents to a Finance Party shall be made without any deduction, and free and clear of and without deduction or withholding for or on account of any taxes, except to the extent that the Obligor is required by law to deduct or withhold taxes from any amounts payable or paid or to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by an Agent to a Bank, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or other deduction.

12.2     TAX RECEIPTS

         All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due (unless the obligation to pay any such tax is being disputed in good faith) and the Obligor shall,


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                                       45
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         within 15 days of the payment being made, deliver to the relevant Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

12.3     QUALIFYING BANK

(a) In respect of amounts payable by an Obligor, if otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date of this Agreement, a Bank is not or ceases to be a Qualifying Bank, no Obligor is liable to pay to that Bank under Clause 12.1 (Gross-up) any amount in respect of taxes levied or imposed by the United Kingdom or any taxing authority of or in the United Kingdom in excess of the amount it would have been obliged to pay if that Bank was or had not ceased to be a Qualifying Bank.

(b) If for whatever reason a Bank ceases to be a Qualifying Bank it shall immediately notify the relevant Agent and NGG in writing.

(c) Each Bank undertakes, as soon as reasonably practicable after the Signing Date or, as applicable, the date upon which it becomes a Party to this Agreement, where requested in writing by an Obligor to do so, to complete and file, or to provide such information as NGG reasonably requests in order to complete and file, any declaration, claim, exemption or other form, which it is able to complete and file or, in the case of information, to provide, as may be required to ensure that an Obligor is not required to pay any additional amount pursuant to paragraph (b) of Clause 12.1 (Gross-up).

12.4     TAX CREDITS

(a)      If an Obligor pays any additional amount (a "Tax Payment") under Clause
         12.1 (Gross-up) and a Bank effectively obtains a refund of tax, or relief or credit against tax, by reason of that Tax Payment (a "Tax Credit") and is able to identify the Tax Credit as being attributable to the Tax Payment, then it shall reimburse to the relevant Obligor such amount as the Bank reasonably determines (in its absolute discretion) to be the proportion of the Tax Credit as will leave it, after that reimbursement, in no better or worse position than it would have been in if the Tax Payment had not been required. Each Bank shall have an absolute discretion as to whether to claim any Tax Credit and, if it does so claim, the extent, order and manner in which it does so. No Bank shall be obliged to disclose any information regarding its tax affairs or computations to any Obligor in respect of any provision of this Agreement or otherwise.

(b) If any Bank makes any payment to an Obligor pursuant to paragraph (a) above and that Bank subsequently determines that the credit, relief, remission or repayment in respect of which such payment was made was not available to it or has been withdrawn from it or that it was unable to use such credit, relief, remission or repayment in full, the Obligor shall reimburse that Bank to the extent (but not exceeding the relevant payment by that Bank under paragraph (a) above) that it determines to have been required to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by that Bank.


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                                       46
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12.5     U.S. TAXES

(a) No U.S. Borrower shall be required to pay any additional amount pursuant to Clause 12.1 (Gross-up) in respect of United States taxes (including, without limitation, federal, state, local or other income taxes), branch profits or franchise taxes with respect to a sum payable by it pursuant to this Agreement to a Finance Party if:

         (i) on the date such Bank becomes a Party to this Agreement or has designated a new Facility Office:

                  (1) in the case of a Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the U.S. Code), such Bank is not entitled to submit a United States Internal Revenue Service Form W-8BEN (relating to such Bank and entitling it to a complete exemption from withholding on all interest payable to it pursuant to this Agreement) or a Form W-8ECI (relating to interest payable to such Bank pursuant to this Agreement) (or any successor forms) with respect to interest payable pursuant to this Agreement; or

                  (2) in the case of a Bank which is a United States person (as such term is defined in Section 7701(a)(30) of the U.S. Code), Clause 12.1 (Gross-up) would apply (other than as a result of the introduction of, suspension, withdrawal or cancellation of, or change in the official interpretation, administration or official application of, any law, regulation having the force of law, tax treaty or any published practice or published concession of the United States Internal Revenue Service or any other relevant taxing or fiscal authority in any jurisdiction with which the relevant Bank has a connection, occurring after the date the Bank becomes a Party to this Agreement or has designated a new Facility Office); or

         (ii) such Bank has failed to provide the Borrower with the appropriate form, certificate or other information with respect to such sum payable that it was required to provide pursuant to paragraph (b) or (c) below and is entitled to file under applicable law; or

         (iii) such Bank is subject to such tax by reason of any connection between the jurisdiction imposing such tax and the Bank or its Facility Office other than a connection arising solely from this Agreement or any transaction contemplated hereby.

(b) If a Bank is not a United States person (as such term is defined in Section 7701(a)(30) of the U.S. Code) it shall (if and to the extent that it is entitled to do so under applicable law) submit, as soon as reasonably practicable after a U.S. Borrower becomes a Party to this Agreement or designated a new Facility Office, in duplicate to each U.S. Borrower duly completed and signed copies of either United States Internal Revenue Service Form W-8BEN (or, such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) (relating to such Bank and entitling it to a complete exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by such Bank, including fees, pursuant to this Agreement in connection with any borrowing by such U.S. Borrower) as a result of a tax treaty concluded with the United States or United States Internal Revenue Service Form W-8ECI (relating to all amounts (to which such withholding would otherwise apply) to be received by such Bank, including fees, pursuant to this Agreement in connection with any borrowing by such U.S. Borrower).


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                                       47
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         Thereafter and from time to time upon the reasonable request of a U.S.
         Borrower, such Bank shall (if and to the extent that it is entitled to do so under applicable law) submit to such U.S. Borrower such additional duly completed and signed copies of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxation authorities) or any additional information, in each case as may be required under then current United States law or regulations to claim the inapplicability of or exemption from United States withholding taxes on payments in respect of all amounts (to which such withholding would otherwise apply) to be received by such Bank, including fees, pursuant to this Agreement in connection with any borrowing by such U.S. Borrower.

(c) If a Bank is a United States person (as such term is defined in Section 7701(a)(30) of the U.S. Code) it shall, as soon as reasonably practicable after a U.S. Borrower becomes a Party to this Agreement or designates a new Facility Office, and thereafter upon the reasonable request of a U.S. Borrower, submit in duplicate to such U.S. Borrower a certificate to the effect that it is such a United States person and shall (if and to the extent that it is entitled to do so under applicable law) upon the reasonable request of a U.S. Borrower submit any additional information that may be necessary to avoid United States withholding taxes on all payments, including fees, (to which such withholding would otherwise apply) to be received pursuant to this Agreement in connection with any borrowing by such U.S. Borrower.

13.      MARKET DISRUPTION

(a) If LIBOR or EURIBOR is to be determined by reference to Reference Banks but a Reference Bank does not supply an offered rate by 12 noon on a Rate Fixing Day, the applicable LIBOR or EURIBOR, where relevant, shall, subject to paragraph (b) below, be determined on the basis of the quotations of the remaining Reference Banks.

(b) If, in relation to any proposed Utilisation (save for Utilisations comprising Swingline Advances):

         (i) LIBOR or EURIBOR are to be determined by reference to Reference Banks but no, or only one, Reference Bank supplies a rate for the purposes of determining the applicable LIBOR or EURIBOR or the Facility Agent otherwise determines that adequate and fair means do not exist for ascertaining the applicable LIBOR or EURIBOR; or

         (ii) the Facility Agent receives notification from Revolving Facility Banks participating in more than 50 per cent. in value of the proposed Revolving Facility Advances that, in their opinion:

                  (A) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their Revolving Facility Advances for the relevant Interest Period or Term; or

                  (B) the cost to them of matching deposits in the London interbank market would be in excess of LIBOR or EURIBOR, where relevant, for the relevant Interest Period or Term,

         then the Facility Agent shall promptly notify NGG, any other relevant Borrower and the relevant Revolving Facility Banks of the fact and that this Clause 13.1 is in operation.



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(c)      After any notification under paragraph (b) above:

         (i) the relevant Borrower and the Revolving Facility Banks may (through the Facility Agent) agree that the relevant Advances comprised in the Utilisation shall not be made; or

         (ii)     in the absence of such agreement:

                  (A)      the relevant Advances shall still be made;

                  (B) the Interest Period or Term of each relevant Advance shall be one week during the Primary Syndication Period and thereafter one month;

                  (C) during the Interest Period or Term of each relevant Advance the rate of interest applicable to that Advance shall be the Applicable Margin plus the applicable Mandatory Costs plus the rate per annum notified by the relevant Revolving Facility Bank to the Facility Agent before the last day of that Interest Period or Term to be that which expresses as a percentage rate per annum the cost to the Revolving Facility Bank of funding its relevant Advance from whatever sources it may reasonably select;

                  (D) during the relevant Interest Period or Term of each relevant Advance, NGG, any other relevant Borrower and the Facility Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to any such future Advances to be denominated in the currency of the affected Advances for the duration agreed at the time of determining the substitute basis; and

                  (E) any substitute basis agreed under paragraph (D) above shall be, with the prior consent of all the Revolving Facility Banks, binding on all the Parties.

14.      INCREASED COSTS

14.1     INCREASED COSTS

(a) Subject to Clause 14.2 (Exceptions), NGG shall forthwith on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it as a result of:

         (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation after the date of this Agreement;

         (ii) compliance with any regulation made after the date of this Agreement,

         (including any law or regulation relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).



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(b)      In this Agreement, "INCREASED COST" means:

         (i) an additional cost incurred by a Finance Party or its Regulated Holding Company as a result of that Finance Party having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

         (ii) that portion of an additional cost incurred by a Finance Party or its Regulated Holding Company in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Advances made or to be made by it under this Agreement as is attributable to it making, funding or maintaining its Advances; or

         (iii) a reduction in any amount payable to a Finance Party or its Regulated Holding Company or the effective return to a Finance Party under this Agreement or on its capital; or

         (iv) the amount of any payment made by a Finance Party or its Regulated Holding Company, or the amount of interest or other return foregone by a Finance Party or its Regulated Holding Company, calculated by reference to any amount received or receivable by a Finance Party or any of its Regulated Holding Company from any other Party under this Agreement.

14.2     EXCEPTIONS

         Clause 14.1 (Increased costs) does not apply to any increased cost:

         (a)      compensated for by the payment of the Mandatory Costs; or

         (b)      compensated for by the operation of Clause 12 (Taxes); or

         (c) attributable to any change in the rate of tax on the overall net income of a Finance Party or its Regulated Holding Company (or the overall net income of a division or branch of the Finance Party on its Regulated Holding Company) imposed in the jurisdiction in which its principal office or Facility Office is situated; or

         (d) incurred as a consequence of the implementation in whole or in part of the International Convergence of Capital Measurement and Capital Standards dated July 1988 and published by The Basle Committee on Banking Regulations and Supervisory Practices in the United Kingdom by notices issued by the Bank of England on or before the date of this Agreement; or

         (e) attributable to any implementation by any authority having jurisdiction over any of the Revolving Facility Banks of the proposals contained in the matters set out in the EC Directive 93/6/EEC of 15th March, 1993, on the capital adequacy of investment firms and credit institutions.

15.      MITIGATION

         If any circumstances arise in relation to any Bank which would, or would upon the giving of notice, result in:



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         (a)      a demand for payment pursuant to Clause 14.1 (Increased costs)
                  or the provisions of Clause 13 (Market Disruption) applying;

         (b) a cancellation of its Commitment or Swingline Commitment, where relevant, pursuant to paragraph (b)(ii) of Clause 16 (Illegality); or

         (c) an increase in the amount of any payment to be made to it or for its account pursuant to Clause 12.1 (Gross-up),

         then, without in any way limiting, reducing or otherwise qualifying any relevant Obligor's obligations under any of the provisions referred to in paragraphs (a) to (c) above, the Bank will promptly upon becoming aware of the same notify the relevant Agent thereof and, in consultation with that Agent, NGG and any other relevant Obligor, use reasonable endeavours to transfer its participation in the Facilities and its rights and obligations under this Agreement to another financial institution or Facility Office acceptable to that Agent, NGG and any other relevant Obligor and willing to participate as a Bank under this Agreement and otherwise take such steps as it considers reasonably open to it for a period not exceeding 30 days to mitigate the effects of those circumstances, unless, in the reasonable opinion of that Bank, such steps might have a material adverse effect upon the tax position, business, operations or financial condition, or be contrary to the banking policy, of that Bank. Nothing in this provision shall require a Bank to disclose any information as to its banking policy or any other matters which it regards as confidential or commercially sensitive.

16.      ILLEGALITY

         If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Advance, then:

         (a) the Bank may notify NGG (through the relevant Agent) accordingly; and

         (b)      (i)      each Borrower shall forthwith prepay or repay any
                           Advances made to it by that Bank together with all other amounts payable by it to that Bank under this Agreement on or before the last day permitted by the relevant law being, if possible, the Maturity Date for any Facility A Advance (other than a Term-out
                           Advance) or Facility B Advance or the next Interest
                           Date for a Term-out Advance;

                  (ii) that Bank's Commitment or Swingline Commitment (or both of them, where the Bank is both a Revolving Facility Bank and a Swingline Bank) shall be cancelled in full with effect from the date of the notification made under paragraph (a) above.

17.      GUARANTEE

17.1     GUARANTEE

         The Guarantor irrevocably and unconditionally:

         (i) as principal obligor, guarantees to each Finance Party prompt performance by each Borrower (other than itself) (each such Borrower, a "GUARANTEED PARTY") of all its respective obligations under the Finance Documents;



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         (ii)     undertakes with each Finance Party that whenever a guaranteed party does not pay an amount when due under or in connection with any Finance Document, it shall forthwith on demand by the relevant Agent pay that amount as if it instead of the relevant guaranteed party were expressed to be the principal obligor; and

         (iii) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.

17.2     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by each guaranteed party under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3     REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of any guaranteed party or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this Clause 17 shall continue as if the discharge or arrangement had not occurred.

(b) An Agent may, on behalf of each other Finance Party, concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

17.4     WAIVER OF DEFENCES

         The obligations of the Guarantor under this Clause 17 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 17 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

         (a) any time or waiver granted to, or composition with, any Obligor or other person;

         (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

         (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 17 shall include each variation or replacement;

         (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the


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                  Guarantor's obligations under this Clause 17 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

         (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantor's obligations under this Clause 17 shall be construed as if there were no such circumstance.

17.5     IMMEDIATE RECOURSE

         The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from it under this Clause 17.

17.6     APPROPRIATIONS

          Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

          (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

          (b) hold in a suspense account (bearing interest at a normal commercial rate as determined by the relevant Agent) any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 17.

17.7     NON-COMPETITION

          Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Guarantor shall not, after a claim has been made under this Clause 17 or by virtue of any payment or performance by it under this Clause 17:

         (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor's liability under this Clause 17;

         (b) claim, rank, prove or vote as a creditor of any guaranteed party or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any guaranteed party, or exercise any right of set-off as against any guaranteed party.



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         Unless the relevant Agent otherwise directs, the Guarantor shall hold in trust for and forthwith pay or transfer to that Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 17.7.

17.8     ADDITIONAL SECURITY

          This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

17.9     ACKNOWLEDGMENT

(a) Both New NG and Existing NGG acknowledge that on and from the Registration Date New NG shall be subject to the obligations under this Clause 17 and that on and from the Registration Date Existing NGG shall be released from its obligations under this Clause 17.

(b) All of the parties hereto acknowledge that the transfer and release of obligations under this Clause 17 referred to in (a) above shall take place automatically and shall require no action either by any of the parties hereto or by any third parties.

18.      REPRESENTATIONS AND WARRANTIES

18.1     REPRESENTATIONS AND WARRANTIES

          Subject to Clause 18.17 (Times for making representations and warranties), each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party.

18.2     STATUS

(a) It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

(b) each member of the Group has the power to own its assets and carry on its business as it is being conducted.

18.3     POWER AND AUTHORITY

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

18.4     LEGAL VALIDITY

          Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation in accordance with its terms.

18.5     NON-CONFLICT

         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:



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         (a)      conflict with any applicable law or regulation or judicial or official orders;

         (b)      conflict with its constitutional documents;

         (c) conflict with any document which is binding upon it or any of its assets; or

         (d) result in the creation or imposition of any Security Interest on the assets of any member of the Group.

18.6     NO DEFAULT

(a) No Event of Default is outstanding or would result from any Utilisation.

(b) No other event is outstanding which constitutes (or, with the giving of notice, expiry of any applicable grace period, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, is reasonably likely to constitute) a default under any document which is binding on any member of the Group or any asset of any member of the Group to an extent or in a manner which is reasonably likely to have a material adverse effect on the financial condition of the Obligors (taken as a whole) or on the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents (including, without limitation, the obligations under Clause 19.18 (Group Financial covenants) and the obligations of the Guarantor under Clause 17 (Guarantee)).

18.7     LICENCES

         Each Obligor, NG Company and each Principal Subsidiary is duly licensed by:

         (a) the Secretary of State under Section 6(1)(b) of the Electricity Act; or

         (b)      the relevant authorities under any other applicable Energy
                  Laws,

         to the extent that such licences are required for that Group member's business at the time.

18.8     COMPLIANCE WITH LICENCES AND REGULATIONS

         Each Obligor, NG Company and each Principal Subsidiary has complied with and is not in breach of any of its obligations (if any) under its Licences, the Electricity Act (save with the consent of the Authority), the Grid Code, the BSC, MCUSA, CUSC, the Utilities Act, any regulation or other requirement of the Authority or any other Energy Law in any such case applicable to it to an extent or in a manner which is reasonably likely materially and adversely to affect the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents (including, without limitation, the obligations under Clause 19.18 (Group Financial covenants) and the obligations of the Guarantor under Clause 17 (Guarantee)).

18.9     ENVIRONMENTAL MATTERS

         Each Obligor, NG Company and each Principal Subsidiary has or will at the relevant times have obtained all Environmental Approvals required in connection with its business and has at all times complied in all material respects with the terms of those Environmental Approvals and all other applicable Environmental Laws in each case where failure to do so is


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                                       55
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         reasonably likely materially and adversely to affect the ability of the
         Obligors (taken as a whole) to perform their obligations under the Finance Documents (including, without limitation, the obligations) under Clause 19.18 (Group Financial covenants) and the obligations of the Guarantor under Clause 17 (Guarantee)).

18.10    AUTHORISATIONS

         All authorisations required in connection with the entry into, performance and validity of, and the transactions contemplated by the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

18.11    ACCOUNTS

(a) In the case of NGG, the audited consolidated accounts of the Group most recently delivered to the Agents (which, at the date of this Agreement, are the Original Group Accounts):

         (i) save as specified therein, have been prepared in accordance with accounting principles and practices generally accepted in the United Kingdom consistently applied; and

         (ii) give a true and fair view of the consolidated financial condition of the Group as at the date to which they were drawn up,

         and there has been no material adverse change in the consolidated financial condition of the Group since the date to which those accounts were drawn up.

(b) In the case of each Obligor (other than NGG), its audited accounts most recently delivered to the Agents:

         (i) save as specified therein, have been prepared in accordance with accounting principles and practices generally accepted in the jurisdiction in which it is incorporated consistently applied; and

         (ii) give a true and fair view of its financial condition as at the date to which they were drawn up,

         and there has been no material adverse change in the financial condition of that Obligor since the date to which those accounts were drawn up.

18.12    LITIGATION

         No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which are reasonably likely, if adversely determined, to have a material adverse effect on the financial condition of the Group or the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents (including, without limitation, the obligations under Clause
         19.18 (Group Financial covenants) and the obligations of the Guarantor under Clause 17 (Guarantee)).

18.13    INFORMATION PACKAGE

(a) The factual information contained in the Information Package is to the best of NGG's knowledge and belief true and accurate in all material respects as at its date, opinions


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                                       56
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         expressed about the Group in the Information Package were honestly held and all projections in the Information Package were based on assumptions considered to be reasonable in each case as at the date of which the Information Package speaks and all such information, opinions and assumptions were provided in good faith.

(b) The Information Package did not omit at its date any information which made misleading in any material respect any factual information in the Information Package.

(c) Nothing has occurred since the date of the Information Memorandum which renders the information contained in it untrue, or misleading in any material respect and which, if disclosed, could reasonably be expected to adversely affect the decision of a person considering whether to enter into this Agreement.

(d)      In this Clause 18.13 "INFORMATION PACKAGE" means:

         (i)      the Information Memorandum; and

         (ii) the financial model in relation to the Group and the Niagara Mohawk Group prepared by NGG (and including the assumptions on which such model was based).

18.14    BORROWING LIMITS

         The borrowing of Advances under this Agreement up to and including the maximum amount available to it under this Agreement will not, when borrowed, cause any limit on borrowings or, as the case may be, on the giving of guarantees (whether imposed by statute, regulation or agreement) or on the powers of its board of directors, applicable to it, to be exceeded.

18.15    ERISA

(a) Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the U.S. Code with respect to each Plan maintained by such member or any member of the Controlled Group to which such minimum funding standards apply.

(b) Each member of the Controlled Group is in compliance with the material applicable provisions of ERISA, the U.S. Code and any other applicable United States Federal or State law with respect to each Plan.

(c) No Reportable Event has occurred with respect to any Plan maintained by the Obligors or any member of the Controlled Group, and no steps have been taken to reorganise or terminate any such Plan or by the Obligors or any member of the Controlled Group to effect a complete or partial withdrawal from any Multi-Employer Plan.

(d)      No member of the Controlled Group has:

         (i) sought a waiver of the minimum funding standard under Section 412 of the U.S. Code in respect of any Plan;

         (ii) failed to make any contribution or payment to any Plan, or made any amendment to any Plan, and no other event, transaction or condition has occurred which has


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                                       57
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                  resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the U.S. Code; or

         (iii) incurred any material, actual liability under Title I or Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

18.16    CERTAIN U.S. REGULATIONS

(a) Each U.S. Borrower is not an investment company required to be registered, and not a company controlled by an investment company required to be registered, under the United States Investment Company Act of 1940, as amended.

(b) None of the proceeds of any Advance will be used, directly or indirectly, and whether immediately, ultimately or incidentally, for any purpose which results in a violation of the provisions of Regulations T, U or X.

(c) None of the Obligors nor any of their respective Subsidiaries are engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying "margin stock" within the meaning of such Regulation U.

(d) None of New NG nor any of its Subsidiaries is at the date of this Agreement subject to regulation as a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of PUHCA. Existing NGG is and, following the Niagara Mohawk Acquisition Completion Date, NGG will be a "holding company" and each of its Subsidiaries will be "subsidiary companies" within the meaning of PUHCA. Without limiting Clause 18.10 (Authorisations), NGG and each of its Subsidiaries will be at all relevant times in compliance in all material respects with all applicable provisions of PUHCA and the rules, regulations and orders issued thereunder, all requisite declarations and applications to be made under PUHCA in respect of each Utilisation shall have been made and all notices, approvals and orders issued or given pursuant to PUHCA shall have been obtained and remain in effect, and no Utilisation will result in any breach or failure to comply with the applicable provisions of PUHCA and any applicable rules, regulations and orders issued thereunder.

(e) No Finance Party will by reason of (i) the ownership or operation by any Obligor of any Energy and Network Business or any Transmission Business, (ii) any Advance, (iii) any Security Interest which may be given under or in respect of the Facilities or (iv) any other transaction or relationship contemplated by any Finance Document, be deemed by any governmental or quasi-governmental authority, instrumentality or regulatory body, to be, or to be subject to regulation as, an "electric utility", "electric utility company", "electric corporation", "electrical company", "public utility", "natural gas company" (transporting gas in interstate commerce), "gas utility", "public service company", "public utility holding company", "electric utility holding company", "holding company" or "subsidiary company" of a holding company, or other similar entity, or a subsidiary or affiliate of any of the foregoing, under any applicable law.

18.17    TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

         The representations and warranties set out in this Clause 18 (Representations and Warranties):



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         (a)      in the case of an Obligor:

                  (i) which is a Party on the date of this Agreement, are made by that Obligor on that date and, in the case of Clause 18.13 (Information Package), on the last day of the Primary Syndication Period; and

                  (ii) which becomes a Party after the date of this Agreement, will, except in the case of Clause 18.13 (Information Package) be deemed to be made by that Obligor on the date it executes a Borrower Accession Agreement; and

         (b) (except in the case of Clause 18.13 (Information Package)) are deemed to be repeated by the relevant Borrower and the Guarantor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period or Term, as the case may be, with reference to the facts and circumstances then existing.

19.      COVENANTS

19.1     DURATION AND SCOPE

         The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment or Swingline Commitment is in force.

19.2     FINANCIAL INFORMATION

         NGG shall supply to the Agents in sufficient copies for all the Banks:

         (a) as soon as the same are available (and in any event within 180 days of the end of each of its financial years):

                  (i) the audited consolidated accounts of the Group for that financial year; and

                  (ii) the audited accounts of each Obligor (other than NGG) for that financial year;

         (b) as soon as the same are available (and in any event within 120 days of the end of the first half-year of each of its financial years), the unaudited consolidated profit and loss account or the interim statement of the Group for that half-year;

         (c)      together with the accounts specified in paragraphs (a)(i),
                  (a)(ii) and (b) above, a certificate signed by one of its directors and one of its senior officers (and if reasonably requested by an Agent in the case of those accounts specified in paragraph (a) above only, confirmed by NGG's Company auditors) setting out in reasonable detail:

                  (i) computations establishing compliance or non-compliance (as the case may be) with Clauses
                           19.15 (Restriction on Subsidiary Financial
                           Indebtedness) and 19.18 (Group Financial covenants); and

                  (ii) at any time on request by an Agent, a list of the then current Principal Subsidiaries; and



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                  (iii)    on request by an Agent, the annual published audited
                           accounts of any other member of the Group.

19.3     INFORMATION - MISCELLANEOUS

         Each Obligor shall supply to the Agents:

         (a) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending (and which in the reasonable opinion of the Obligor, after taking any appropriate legal advice, there is a reasonable prospect of a determination adverse to the interests of the relevant member of the Group) which are reasonably likely to have a material adverse effect on the financial condition of the Group or on the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents (including, without limitation, the obligations under Clause 19.18 (Group Financial covenants) and the obligations of the Guarantor under Clause 17 (Guarantee));

          (b) promptly, details of all amendments to each Licence (if any) held by an Obligor, NG Company or a Principal Subsidiary and all material notices received by an Obligor, NG Company or a Principal Subsidiary from the Authority or any other relevant authority in any applicable jurisdiction in relation to its Licence;

          (c) in the case of NGG only, at the same time as they are despatched, all documents despatched by NGG to its shareholders generally (or any class of them) or its creditors generally in their respective capacities as such;

         (d) as soon as reasonably practicable, such further information in the possession or control of any member of the Group regarding its financial condition as any Finance Party through either Agent may reasonably request and which such member of the Group may reasonably provide having regard to its existing legal obligations from time to time;

         (e) within 10 days of the date on which they are filed with the Securities and Exchange Commission, the Group's quarterly return (if any) with the Securities and Exchange Commission; and

         (f) promptly, details of all declarations and applications made by it and all relevant notices, approvals and orders issued to it or received by it under PUHCA in relation to this Agreement or any Utilisation hereunder;

         each in sufficient copies for all of the Banks, if an Agent so requests.

19.4     NOTIFICATION OF DEFAULT OR MANDATORY PREPAYMENT OR CANCELLATION EVENT

(a) Each Obligor shall notify the Agents of any Default (and the steps, if any, being taken to remedy it) or any event specified in Clause 8.5 (Mandatory Prepayment and Cancellation on Change of Control) promptly upon its becoming aware of the same; and


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(b)      each Obligor shall notify the Agents immediately it receives an enforcement order made in relation to it under Section 25 of the Electricity Act or under any similar provisions of any applicable Energy Laws.

19.5     COMPLIANCE CERTIFICATES

         NGG shall supply to an Agent promptly upon request by that Agent at any time, if that Agent reasonably believes a Default may have occurred, a certificate signed by two of its senior officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

19.6     AUTHORISATIONS

         Each Obligor shall at all relevant times promptly:

         (a)      obtain, maintain and comply with the terms of; and

         (b) on reasonable request by an Agent, supply certified copies to that Agent of,

         any authorisation, approval or order required under any law or regulation including, without limitation, under any law (including, for the avoidance of doubt, the Electricity Act, the Utilities Act and PUHCA) to enable it to perform its obligations under, or for the validity of, any Finance Document.

19.7     PARI PASSU RANKING

         Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations (subject to the preference of certain obligations in the liquidation, bankruptcy or other analogous proceedings in respect of it by operation of applicable law).

19.8     NEGATIVE PLEDGE

(a) No Obligor shall, and NGG shall procure that no other member of the Group will, create or permit to subsist any Security Interest on any of its assets.

(b)      Paragraph (a) above does not apply to:

         (i) any Security Interest created with the prior written consent of the Majority Banks;

         (ii) any Security Interest granted prior to the date of this Agreement and disclosed to an Agent in writing but only if the maximum principal amount secured thereby is not subsequently increased;

         (iii) any Security Interest by way of title retention entered into in the ordinary course of business;

         (iv) any lien arising by operation of law in the ordinary course of business;

         (v) any banker's lien or right of set-off arising by operation of law in the ordinary course of commercial banking transactions or any contractual set-off arrangements in the ordinary course of commercial banking transactions;


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         (vi)     any Security Interest existing over assets acquired after the date of this Agreement and existing on the date of acquisition, provided that:

                  (A) the Security Interest is not created in contemplation of the acquisition of the same; and

                  (B) the maximum principal amount secured thereby or the maturity of those obligations is not thereafter increased;

         (vii) any Security Interest over the assets of any company which becomes a Subsidiary of NGG after the date of this Agreement and which exist at the date on which it becomes a Subsidiary of NGG, but only:

                  (A) to the extent of the principal amount secured by the Security Interest at the date it becomes a Subsidiary of NGG; and

                  (B) if the Security Interest is not created in contemplation of it becoming a Subsidiary of NGG;

         (viii) any Security Interest over goods and/or documents of title, or insurance policies and sale contracts in relation to such goods, arising in the ordinary course of trading in connection with letters of credit and similar transactions where such Security Interest secures only so much of the acquisition cost of such goods which is required to be paid within 180 days after the date upon which the same was first incurred;

         (ix) any Security Interest created in substitution for any Security Interest permitted pursuant to this Clause 19.8 provided that the substituted Security Interest is over the same asset and the principal amount secured does not exceed the principal amount secured on such asset prior to the substitution;

         (x) any Security Interest created or granted from time to time in respect of any Project Finance Borrowing including, for the avoidance of doubt, any Security Interest created or granted by a member of the Group in its capacity as a shareholder of a company making a Project Finance Borrowing over its shareholding in that company (including, in the case of a member of the Group whose only material assets are shares in the company incurring the Project Finance Borrowing, a supporting floating charge over all or substantially all of that member's assets) as security for such Project Finance Borrowing, provided that the right of recourse against such shareholder is limited to the realisation of the shareholding in that company;

         (xi)     any Security Interest created by a Project Finance Company;

         (xii) any Security Interest created or granted from time to time by a member of the Group in its capacity as a shareholder of a Project Finance Company over its shareholding in that Project Finance Company as security for the obligations of such Project Finance Company;

         (xiii) any Security Interest, whether granted prior to or after the date of this Agreement, which is granted by a Subsidiary of NGG incorporated in, or which has its principal


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                  place of business in, the United States to secure Financial
                  Indebtedness of up to US$4,200,000,000 in aggregate outstanding at any time;

         (xiv) any Security Interest created by a special purpose securitisation vehicle over its assets where substantially all of those assets were acquired by that vehicle from a member of the Group as part of or to facilitate a securitisation and where the disposal of those assets to the securitisation vehicle constitutes a disposal of assets on arm's length terms, the consideration for which is substantially all cash or cash equivalent consideration, after the Signing Date, so long as the aggregate outstanding principal amount of Financial Indebtedness secured by all the Security Interests permitted under this paragraph (xiv) by all members of the Group (including NG Company) does not exceed US$1,000,000,000 or its equivalent in other currencies at any time; and

         (xv) in addition to each of the Security Interests permitted under paragraphs (i) through (xiv) above any other Security Interest whether granted prior to or after the date of this Agreement so long as the aggregate outstanding principal amount of Financial Indebtedness secured by all the Security Interests permitted under this paragraph (xv) by all members of the Group (including NG Company) does not exceed (pound)80,000,000 or its equivalent in other currencies.

19.9     DISPOSALS

(a) No Obligor shall and NGG shall procure that no other member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily sell, transfer, grant or lease or otherwise dispose (each a "DISPOSAL") of all of any part of its assets.

(b)      Paragraph (a) above does not apply to:

         (i) disposals to a wholly owned member of the Group not being a Project Finance Company or from a member of the Group to an Obligor;

         (ii) disposals made in the ordinary course of trading of the disposing entity; or

         (iii) disposals of assets in exchange for other assets to the extent that the assets acquired are comparable or superior as to value, type and quality or earnings generation; or

         (iv)     disposals of obsolete assets; or

         (v) the payment of cash dividends or distributions of any kind to NGG shareholders in accordance with the Companies Act 1985 or any other relevant law; or

         (vi)     disposals to which the Majority Banks have agreed in writing;
                  or

         (vii) disposals by way of factoring or discounting of receivables to the extent such factoring or discounting is carried out in the ordinary course of business or for administrative purposes and, in either case, the primary purpose is not the raising of finance; or

         (viii)   disposals of assets on arm's length terms; or


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         (ix)     any other disposals not otherwise permitted under paragraphs
                  (b)(i) to (viii) above, including disposals to non-Group companies for the purposes of securitisations, where the aggregate Disposal Proceeds received or receivable by the Group (including NG Company) for all such disposals in aggregate over the life of the Facilities does not exceed US$2,000,000,000 or its equivalent.

19.10    INSURANCE

(a) Each Obligor shall ensure and shall procure that NG Company ensures that all its property and assets of an insurable nature are kept insured against loss or damage by fire and other risks normally insured in a sum or sums which that Obligor, or NG Company, where relevant, considers prudent having regard to the nature and extent of the assets to be insured.

(b) Each Obligor shall promptly pay all premiums and do all other things and shall procure that NG Company promptly pays and does all other things necessary to maintain in place the insurance required to be taken out by it pursuant to paragraph (a) above.

19.11    COMPLIANCE WITH LAW

         Each Obligor will and will procure that each of its Subsidiaries will comply with, or take all reasonable practical and available steps to comply with, the requirements of all rules, regulations and orders for the time being of the Secretary of State and the Authority and any relevant authority in any applicable jurisdiction relating to the Energy and Network Business, applicable to that Obligor or its Subsidiaries.

19.12    LICENCE

(a) NGG shall procure that NG Company, each Regulated UK Subsidiary and each Regulated U.S. Subsidiary shall comply, or shall take all reasonable practicable and available steps to comply (or, as the case may be, take all reasonable practicable and available steps to procure compliance) in all material respects with the terms of its Licence (if any) provided that, in the case of a Regulated U.S. Subsidiary, such Licence is material in the context of that entity's business taken as a whole. NGG shall procure that neither NG Company, nor any Regulated UK Subsidiary, nor any Regulated U.S. Subsidiary shall act outside the scope of its authority thereunder (if any) or consent, without the prior written consent of the Majority Banks, to any revocation of its Licence (if any).

(b) No Obligor shall, and NGG shall procure that neither NG Company, nor any Regulated UK Subsidiary, nor any Regulated U.S. Subsidiary shall, consent to any material modification of the terms of its Licence (if any) if such modification would have (whether immediately or in the course of time) a material adverse effect on the ability of the Obligors (taken as a whole) to perform their obligations under this Agreement following such modification.

19.13    CHANGE OF BUSINESS

         Except with the prior consent of the Majority Banks, NGG shall procure that no substantial change is made to the general nature of the businesses of the Group (taken as a whole) from that carried on at the date of this Agreement outside the Energy and Network Businesses and other infrastructure network businesses of the Group from time to time.


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19.14    MAINTENANCE OF STATUS

         Each Obligor shall, except as otherwise permitted in this Agreement, in all material respects do all such things as are necessary to maintain its corporate existence.

19.15    RESTRICTION ON SUBSIDIARY FINANCIAL INDEBTEDNESS

(a) NGG shall procure that no other member of the Group shall create, assume, incur, guarantee or otherwise be liable in respect of or have outstanding any Financial Indebtedness other than:

         (i)      any Financial Indebtedness under this Agreement;

         (ii) any Financial Indebtedness owing by one member of the Group to another member of the Group, or any guarantee, indemnity or similar assurance issued by any Subsidiary in connection with the Financial Indebtedness of another Subsidiary that is permitted under this Clause 19.15;

         (iii) any other Financial Indebtedness (whether or not secured under sub-paragraph (b) of Clause 19.8 (Negative Pledge)) incurred by any Subsidiary provided that the aggregate outstanding principal amount of such Financial Indebtedness (but less Cash or Cash Equivalents (as defined in Clause 19.18 (Group Financial Covenants)) held by the relevant Subsidiary):

                  (A) of all Subsidiaries (including NG Company) other than Subsidiaries incorporated or whose principal place of business is in the United States does not exceed (pound)4,000,000,000 in aggregate; and

                  (B) of all Subsidiaries incorporated or whose principal place of business is in the United States, does not exceed US$7,000,000,000 in aggregate,

                  or, in each case, its equivalent in other currencies converted into Dollars or Sterling as applicable at the time of calculation at the Facility Agent's Spot Rate of Exchange.

(b) For the purposes of paragraph (iii) above, the amount of any Financial Indebtedness which is constituted by currency or interest swaps, cap or collar arrangements or any other derivative instruments shall be calculated by aggregating the mark-to-market values of any such currency or interest swaps, cap or collar arrangements or other derivative instruments, and the determination of such amount shall (within the bounds of ordinary market practice) be in the Facility Agent's sole discretion and shall, in the absence of manifest error, be conclusive and shall not be open to dispute by any party to this Agreement or any third party.

19.16    ENVIRONMENTAL UNDERTAKINGS

         Each Obligor will, and NGG will procure that each other member of the Group will, comply in all respects with:

         (a)      all applicable Environmental Laws; and

         (b) the terms and conditions of all Environmental Approvals applicable to it,


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         where failure to do so could reasonably be expected to have a material adverse effect on the ability of the Obligors taken together to perform their obligations under the Finance Documents and for this purpose will implement procedures to monitor compliance and contain liability under Environmental Laws.

19.17    REPAYMENT OF 1999 FACILITY AGREEMENT

         NGG shall ensure that:

(a) the proceeds of any Utilisation are first applied in repayment or prepayment of any amounts outstanding under the 1999 Facility Agreement to the extent not otherwise repaid;

(b) from the first Utilisation Date under this Agreement no further drawings are made under the 1999 Facility Agreement; and

(c) all undrawn commitments thereunder are cancelled with effect from a date no later than the first Utilisation Date under this Agreement.

19.18    GROUP FINANCIAL COVENANTS

(a)      In this Clause:

         "CASH AND CASH EQUIVALENTS"

         means:

         (i) cash in hand and deposits with any bank or other financial institution (including cash in hand and deposits denominated in freely convertible foreign currencies);

         (ii) securities issued or guaranteed by the UK government or the United States Government;

         (iii) participations in open-ended mutual funds which invest in commercial paper, banker's acceptances, repurchase agreements, government securities, certificates of deposit, and other highly liquid and safe securities, and pay money market rates of interest, which are rated at least AA by S&P and which are immediately convertible into cash;

         (iv)     (A)      debt securities rated at least A1 by Moody's or A+ by
                           S & P; and

                  (B) commercial paper rated at least A-1 by Moody's and P-1 by S & P; and

         (v) any other instrument, security or investment approved in writing by the Majority Banks,

         to the extent beneficially owned by a member of the Group free of restrictions (other than exchange control requirements) on withdrawal or transfer (in the case of cash) and (in all cases) unencumbered by any Security Interests other than Security Interests permitted under paragraph (b) of Clause 19.8 (Negative Pledge);



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         "CONSOLIDATED EBITDA"

         means in respect of any period, Consolidated Profits Before Interest and Tax for that period after adding back depreciation and amortisation of goodwill;

         "CONSOLIDATED PROFITS BEFORE INTEREST AND TAX"

         means, in respect of any period, the consolidated net pre-taxation profits on operating activities (after adding back Net Interest Payable and excluding any Exceptional Items and after adding back restructuring costs incurred as a result of the Acquisition) of the Group for that period based on the latest accounts supplied to the Agents under paragraphs (a) or (b) of Clause 19.2 (Financial Information), as the case may be;

         "CONSOLIDATED TOTAL NET DEBT"

         means the aggregate principal amount (or amounts equivalent to principal, howsoever described) comprised in the Financial Indebtedness of the Group (excluding amounts referred to in paragraph (g) and paragraph (i) (insofar as those amounts in paragraph (i) relate to amounts referred to in paragraph (g)) of the definition of Financial Indebtedness) at the time calculated on a consolidated basis LESS Cash and Cash Equivalents held by any member of the Group;

         "EXCEPTIONAL ITEMS"

         has the meaning given to it in FRS3 issued by the Accounting Standards Board; and

         "NET INTEREST PAYABLE"

         means, in relation to any period, all interest and all other continuing, regular or periodic costs, charges and expenses in the nature of interest (whether paid, payable or capitalised) incurred by the Group in effecting, servicing or maintaining all Financial Indebtedness of the Group EXCLUDING any premia payable which arise on and solely as a result of the redemption of any Bonds or the purchase of any Bonds with a view to cancellation where such premia are defined by formulae and/or market price mechanisms so that their quanta cannot be determined prior to the time at which they are to be calculated LESS all interest and other similar income receivable by members of the Group during that period (but only to the extent the same accrue and are receivable by the Group in a freely convertible and transferable currency) in each case as determined from the consolidated financial statements relating to that period delivered under Clause 19.2 (Financial Information);

         and for the purposes of this Clause 20.19 only, the definition of "GROUP" shall include all Subsidiaries of NGG (whose accounts are ordinarily consolidated with the accounts of NGG in accordance with accounting principles generally accepted and applied in the United Kingdom which are Subsidiaries of NGG on the last day of each period of 12 months ending on an End Date provided that if any Subsidiary has joined the Group during such 12 month period Consolidated Profits Before Interest and Tax and Net Interest Payable shall be adjusted as appropriate to include the Profits Before Interest and Tax and Net Interest Payable for such Subsidiary for the full 12 month period and if any other Subsidiary has left the Group during such 12 month period Consolidated Profits Before Interest and Tax and Net Interest Payable shall be adjusted to exclude the Profits Before Interest and Tax and Net Interest Payable for such Subsidiary) and shall exclude any associated companies.


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(b)      NGG shall procure that:

         (i) the ratio of Consolidated EBITDA to Net Interest Payable is not, for each period of 12 months ending on the last day of each financial year and each financial half year of the Group (an "END DATE") less than 3:1;

         (ii) the ratio of the Consolidated Total Net Debt on each End Date to Consolidated EBITDA for each period of 12 months ending on that End Date does not exceed 5:1;

(c) In the event of any material change in law or in generally accepted United Kingdom accounting principles, standards and practices as applied to the Original Group Accounts, NGG and the Agents shall, at the request of the Agents, negotiate in good faith in order to arrive at such amendments to this Clause as are necessary to give the Banks equivalent but no greater protection to that contained in this Clause prior to the relevant change.

(d) If NGG and the Agents are unable to agree in writing on those amendments, then such amendments shall be made as a firm of chartered accountants acceptable to, and instructed by (after consultation with NGG ) the Agents shall certify as being necessary to give the Banks equivalent but no greater protection to that contained in this Clause prior to the relevant change. Any such firm of chartered accountants shall act in this capacity as an expert, not an arbitrator, and its decision shall be binding on all the Parties.

19.19    USE OF WEBSITES

(a) Except as provided below, a Borrower may deliver any information under Clause 19 (Covenants) of this Agreement by any electronic means, or on an electronic website if, in respect of the latter:

         (i) the Borrower and the Facility Agent designate an electronic website for this purpose;

         (ii) the Borrower notifies the Facility Agent of the address of and password for the website; and

         (iii) the information posted is in a format agreed between the Borrower and the Facility Agent.

         The Facility Agent must supply each relevant Bank with the address of and password for the website.

(b) Notwithstanding the above, the Borrower must supply to the Facility Agent in paper form a copy of any information posted on a website together with sufficient copies for:

         (i)      any Bank not agreeing to receive information via the website;
                  and

         (ii) any other Bank, if that Bank so requests, within ten Business Days of such request.

(c) The Borrower must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

         (i)      a designated website cannot be accessed;



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         (ii)     the website or any information on the website is infected by any electronic virus or similar software;

         (iii)    the password for the website is changed; or

         (iv) any information to be supplied under this Agreement is posted on the website or amended after being posted.

         If the circumstances in paragraphs (i) or (ii) above occur, the Borrower must supply any information required under this Agreement in paper form.

20.      DEFAULT

20.1     EVENTS OF DEFAULT

         Each of the events set out in Clauses 20.2 (Non-payment) to 20.17 (Material Adverse Change) (both inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

20.2     NON-PAYMENT

         An Obligor does not pay within three Business Days of the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable.

20.3     BREACH OF OTHER OBLIGATIONS

(a) An Obligor does not comply with Clause 19.18 (Group Financial covenants).

(b) An Obligor does not comply with any provision of the Finance Documents applicable to it (other than those referred to in paragraph (a) above or in Clause 20.2 (Non-payment)) and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of thirty (30) days from the date on which the relevant Agent gives notice to NGG requiring the same to be remedied.

20.4     MISREPRESENTATION

         A representation, warranty or statement made or repeated by any Obligor in or in connection with any Finance Document or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

20.5     CROSS-DEFAULT

(a)      Subject to paragraph (b) below:

         (i) any Financial Indebtedness of a member of the Group is not paid when due or within any originally applicable grace period;

         (ii) an event of default howsoever described occurs under any document relating to Financial Indebtedness of a member of the Group;



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         (iii)    any Financial Indebtedness of a member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described);

         (iv) any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group is cancelled or suspended as a result of an event of default howsoever described) under the document relating to that Financial Indebtedness; or

         (v) any Security Interest securing Financial Indebtedness over any asset of a member of the Group becomes enforceable by reason of an event of default howsoever described,

         so long as the principal amount of any single instance of such Financial Indebtedness equals or exceeds (pound)50,000,000 or the aggregate principal amount of any such Financial Indebtedness incurred by any member of the Group (including NG Company) is equal to or exceeds (pound)100,000,000 or its equivalent in other currencies.

(b) For the purposes of this Clause 20.5 the definition of Financial Indebtedness shall exclude:

         (i)      Project Finance Borrowings; and

         (ii) Until the date falling six months after the Niagara Mohawk Acquisition Completion Date, Financial Indebtedness of any member of the Niagara Mohawk Group outstanding as at the date it became a member of the Group.

(c) For the purposes of paragraph (a) above, the amount of any Financial Indebtedness which is constituted by currency or interest swaps, cap or collar arrangements or any other derivative instruments shall be calculated by aggregating the mark-to-market values of any such currency or interest swaps, cap or collar arrangements or other derivative instruments, and the determination of such amount shall (within the bounds of ordinary market practice) be in the Facility Agent's sole discretion and shall, in the absence of manifest error, be conclusive and shall not be open to dispute by any party to this Agreement or any third party.

20.6     INSOLVENCY

(a) NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary (other than a Project Finance Company) is, or is deemed for the purposes of any law to be unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b) NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary (other than a Project Finance Company) suspends making payments on all or any class of its debts or announces an intention to do so or a moratorium is declared in respect of any of its indebtedness; or

(c) NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary (other than a Project Finance Company) by reason of financial difficulties generally begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.


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20.7     INSOLVENCY PROCEEDINGS

(a) Any step (including petition, proposal or convening a meeting) is taken, by reason of financial difficulties, with a view to a composition, assignment or scheme of arrangement with any creditors of NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary; or

(b) a meeting of NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary other than a petition which is frivolous and vexatious and which is not struck out within 14 days of its presentation; or

(d) any order for the winding-up or administration of NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary is made; or

(e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of or any other insolvency proceedings involving NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary.

20.8     APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary or any part of its assets; or

(b) the directors of NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

(c) any other steps are taken to enforce any Security Interest over any part of the assets of NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary.

20.9     CREDITORS' PROCESS

         Any attachment, sequestration, distress or execution affects any asset of NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary and is not discharged within 21 days.

20.10    ANALOGOUS PROCEEDINGS

         There occurs, in relation to NGG, NG Company, a Principal Subsidiary or a Regulated UK Subsidiary, any event anywhere which, in the opinion of the Majority Banks, is analogous to any of those mentioned in Clauses
         20.6 (Insolvency) to 20.9 (Creditors' process) (both inclusive).



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20.11    CESSATION OF BUSINESS

         NG Company (or a Regulated UK Subsidiary) ceases to carry on its Transmission Business pursuant to its Transmission Licence (if any), unless its Transmission Licence (or the relevant part thereof) is granted or transferred to another member of the Group.

20.12    UNLAWFULNESS

         It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

20.13    GUARANTEE

         The guarantee under Clause 17 (Guarantee) is not effective or is alleged by an Obligor to be ineffective for any reason.

20.14    OWNERSHIP OF THE OBLIGORS

         Any Obligor (other than NGG) is not or ceases to be a Subsidiary of NGG, or NG Company or, after the Niagara Mohawk Acquisition Completion Date, Niagara Mohawk, is not or ceases to be a wholly-owned Subsidiary of NGG.

20.15    COMPLIANCE WITH LAWS AND REGULATIONS

         An Obligor, NG Company or a Regulated U.S. Subsidiary fails to comply in all material respects with all applicable provisions of any Energy Law applicable to it or with its Licence (if any) and such failure to comply is reasonably likely to have a material adverse effect on the ability of the Obligors (as a whole) to perform their obligations under the Finance Documents (including, without limitation, the obligations under Clause 19.18 (Group Financial covenants) and the obligations of the Guarantor under Clause 17 (Guarantee)).

20.16    REVOCATION AND MODIFICATION OF LICENCES

         NG Company's Licence or the Licence of a Regulated U.S. Subsidiary is:

         (a) revoked or surrendered other than where the revocation or surrender is effected in relation to a transfer to another member of the Group (or any notice of revocation is issued by the Secretary of State or other relevant authority under the applicable Energy Laws) and, in the case of a Regulated U.S. Subsidiary such revocation or surrender (or notice of revocation) is reasonably likely to have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents (including, without limitation, the obligations of NGG under Clause 19.18 (Group Financial covenants) and the obligations of the Guarantor under Clause 17 (Guarantee)); or

         (b) modified, other than where the modification is effected in relation to a transfer to another member of the Group, in any manner which is reasonably likely to have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents (including, without limitation, the obligations of NGG under Clause 19.18 (Group Financial covenants) and the obligations of the Guarantor under Clause 17 (Guarantee)).



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20.17    MATERIAL ADVERSE CHANGE

         Any event occurs in relation to the Group (taken as a whole) which is likely to have a material adverse effect on the ability of the Obligors (taken as a whole), to comply with their obligations under the Finance Documents.

20.18    ACCELERATION

         On and at any time after the occurrence of an Event of Default an Agent may, and will if so directed by the Majority Banks, by notice to NGG:

         (i)      cancel the Total Commitments and Total Swingline Commitments;
                  and/or

         (ii) demand that all the Advances, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they will become immediately due and payable; and/or

         (iii) demand that all the Advances be payable on demand, whereupon they will immediately become payable on demand.

21.      THE AGENTS AND THE ARRANGERS

21.1     APPOINTMENT AND DUTIES OF THE AGENTS

(a) Subject to paragraph (f) of Clause 21.15 (Resignation of an Agent), each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents; and

(b) each Swingline Bank irrevocably appoints the Swingline Agent to act as its agent under and in relation to the Swingline Advance Facility,

         and in each case authorises that Agent on its behalf to:

         (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with all other incidental rights, powers and discretions; and

         (ii) execute as agent for that Finance Party each Finance Document to which that Agent is a party.

(c) An Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

21.2     ROLE OF THE ARRANGER

         Except as otherwise specifically provided in this Agreement, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

21.3     RELATIONSHIP

         The relationship between an Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes an Agent as trustee or fiduciary for any


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         other Party or any other person and an Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4     MAJORITY BANKS' DIRECTIONS

         An Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions an Agent may act as it considers to be in the best interests of all the Banks.

21.5     DELEGATION

         An Agent may act under the Finance Documents through its personnel and agents.

21.6     RESPONSIBILITY FOR DOCUMENTATION

         Neither an Agent nor any Arranger is responsible to any other Party for:

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (b)      the collectability of amounts payable under any Finance
                  Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

21.7     DEFAULT

(a) An Agent is not obliged to monitor or enquire as to whether or not a Default has occurred and an Agent will not be deemed to have knowledge of the occurrence of a Default. However, if an Agent receives notice from a Party referring to this Agreement, describing the alleged Default and stating that it believes the event is a Default, that Agent shall promptly notify the Banks.

(b) An Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

21.8     EXONERATION

(a) Without limiting paragraph (b) below, an Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by that Agent's gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.



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21.9     RELIANCE

         An Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

         (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in that Agent's employment and those representing a Party other than that Agent.

21.10    CREDIT APPROVAL AND APPRAISAL

         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

         (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by an Agent or an Arranger in connection with any Finance Document; and

         (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment or Swingline Commitment is in force.

21.11    INFORMATION

(a) Each Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to that Agent by a Party for that person.

(b) Each Agent shall promptly supply a Bank with a copy of each document received by that Agent under Clauses 4 (Conditions Precedent), 28.4 (Additional Borrowers) upon the request of that Bank.

(c) Except where this Agreement specifically provides otherwise, an Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)      Except as provided above, an Agent has no duty:

         (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor, whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.



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21.12    THE AGENT AND THE ARRANGERS INDIVIDUALLY

(a) If it is a Bank, each of the Agents and any Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not an Agent or an Arranger.

(b)      Each of the Agents, and any Arranger may:

         (i)      carry on any business with an Obligor or its related entities;

         (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

         (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) Each Obligor irrevocably authorises each of the Agents to disclose to the other Finance Parties any information which, in the reasonable opinion of that Agent, is received by it in its capacity as Agent.

21.13    INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Revolving Facility Bank or (in the case of the Swingline Agent) each Swingline Bank shall forthwith on demand indemnify each Agent for its proportion of any liability or loss incurred by that Agent in any way relating to or arising out of it acting as an agent, except to the extent that the liability or loss arises directly from that Agent's gross negligence or wilful misconduct.

(b) A Revolving Facility Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which the Original Dollar Amount of its Advances bears to the Original Dollar Amount, as the case may be, of all Advances (other than Swingline Advances) outstanding on the date of the demand. If, however, no such Advances are outstanding on the date of demand, then the proportion will be that which each Revolving Facility Bank's Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

(c) A Swingline Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which the Original Dollar Amount of its Swingline Advances bears to the Original Dollar Amount, as the case may be, of all Swingline Advances outstanding on the date of the demand. If, however, no Swingline Advances are outstanding on the date of demand, then the proportion will be that which each Swingline Bank's Commitment bears to the Total Swingline Commitments at the date of demand or, if the Total Swingline Commitments have been cancelled, bore to the Total Swingline Commitments immediately before being cancelled.

(d) NGG shall forthwith on demand reimburse each Bank for any payment made by it under paragraphs (b) and (c) above.



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21.14    COMPLIANCE

(a) An Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, an Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of that Agent constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15    RESIGNATION OF AN AGENT

(a) Notwithstanding its irrevocable appointment, an Agent may resign by giving notice to the Banks and NGG, in which case that Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, a retiring Agent may, after prior consultation with NGG, appoint a successor Agent.

(c) The resignation of a retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent will succeed to the position of the retiring Agent and the term "FACILITY AGENT" or "SWINGLINE AGENT" will mean the successor Agent, where appropriate.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the relevant Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 21 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was an Agent and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

(f) An Agent shall, forthwith upon being requested to do so by the Majority Banks, resign in accordance with paragraph (a) above. However, in this event, an Agent may not appoint one of its Affiliates as successor Agent as contemplated by paragraph (a) above and the Majority Banks shall appoint a successor Agent.

21.16    BANKS

(a) An Agent may treat each Bank as a Bank and entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary not less than five Business Days prior to any relevant payment.



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(b)      An Agent may at any time, and shall if requested to do so by the
         Majority Banks, convene a meeting of the Banks.

21.17    CHINESE WALL

         In acting as an Agent or as an Arranger, the agency and syndications division of each of an Agent and the Arrangers shall be treated as a separate entity from its other divisions and departments. Any information acquired at any time by an Agent, or any Arranger otherwise than in the capacity of Agent or Arranger through its agency and syndications division (whether as financial advisor to any member of the Group or otherwise) may be treated as confidential by that Agent or Arranger and shall not be deemed to be information possessed by that Agent or Arranger in their capacity as such. Each Finance Party acknowledges that an Agent and the Arrangers may, now or in the future, be in possession of, or provided with, information relating to the Group which has not or will not be provided to the other Finance Parties. Each Finance Party agrees that, except as expressly provided in this Agreement, neither any Agent nor any Arranger will be under any obligation to provide, or under any liability for failure to provide, any such information.

22.      FEES

22.1     FRONT-END FEES

         NGG shall pay to the Agents on behalf of the Arrangers fees with respect to each Facility on their final allocation in accordance with the Fee Letter between the Arrangers and NGG.

22.2     COMMITMENT FEE

(a) NGG shall pay to the Facility Agent for each Bank commitment fees in the following amounts:

         (i)      with respect to Facility A:

                  (A) during the period prior to the Niagara Mohawk Acquisition Completion Date 0.125 per cent. per annum; and

                  (B) thereafter, the amount per annum that is the lesser of 0.15 per cent. per annum and 40 per cent. of the lowest Applicable Margin then in effect for Facility A Advances as calculated in accordance with Clause
                           9.6 (Applicable Margin);

         (ii)     with respect to Facility B:

                  (A) during the period prior to the Niagara Mohawk Acquisition Completion Date 0.20 per cent. per annum;

                  (B) thereafter, 0.20 per cent. per annum when the uncancelled amount of the Facilities is more than US$1,500,000,000, otherwise 45 per cent. of the Applicable Margin as calculated in accordance with Clause 9.6 (Applicable Margin);

(b) Accrued commitment fees are payable quarterly in arrears on the daily undrawn, uncancelled amount of the relevant Facility A Commitment and Facility B Commitment on each day from


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         the Signing Date until the Final Maturity Date of the relevant Facility
         A Availability Period and Facility B Availability Period (inclusive) with the first payment due three months after the Signing Date. Accrued commitment fee is also payable to the Facility Agent for the relevant Bank(s) on the cancelled amount of its Facility A Commitment or Facility B Commitment as the case may be at the time the cancellation takes effect. Accrued commitment fees are payable in Dollars.

22.3     TERM-OUT FEE AND FACILITY A AVAILABILITY EXTENSION FEE

         On the day on which a Term-out Advance is made pursuant to paragraph
         (b) of Clause 7.1 (Repayment of Facility A Advances) and on the first day of any extended Facility A Availability Period under Clause 5.10 (Extension of Facility A Availability Period) (as applicable), NGG shall pay the Facility Agent for distribution pro rata to the Revolving Facility Banks which participate in the relevant Term-out Advance or which consent to the extension of the Facility A Availability Period (as applicable) a fee or fees calculated as follows:

         (a)      (i)      in the case of Term-out Advances with a term equal to
                           or less than one year, a fee of 0.05 per cent. flat on the aggregate Original Dollar Amount of all Term-out Advances made on that date; or

                  (ii) in the case of Term-out Advances with a term greater than one year, a fee of 0.10 per cent. flat on the aggregate Original Dollar Amount of all Term-out Advances made on that date; and

         (b) in the case of an extension of the Facility A Availability Period, a fee of 0.05 per cent. flat on the aggregate Original Dollar Amount of the Facility A Commitments of those Banks which have agreed to extend the Facility A Availability Period.

22.4     AGENCY FEE

         NGG shall pay to the Facility Agent for its own and for the Swingline Agent's account agency fees in the amounts agreed in the Agency Fee Letter between Existing NGG, New NG, NGGF and the Facility Agent.

22.5     VAT

         Any fee referred to in this Clause 22 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by NGG at the same time as it pays the relevant fee.

23.      EXPENSES

23.1     INITIAL AND SPECIAL COSTS

         NGG shall forthwith on demand pay the Facility Agent and the Arrangers the amount of all reasonable costs and expenses (including legal fees) incurred by any of them in connection with:

         (a) the arranging, underwriting and primary syndication of the Facilities;

         (b)      the negotiation, preparation, printing and execution of:



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                  (i)      this Agreement and any other documents referred to in
                           this Agreement;

                  (ii) any other Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

         (c) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document.

23.2     ENFORCEMENT COSTS

         NGG shall forthwith on demand pay to each Agent the amount of all reasonable costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

24.      STAMP DUTIES

         NGG shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

25.      INDEMNITIES

25.1     CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgement or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

         (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

         (ii) if the amount received by the Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

         (iii) the Obligor shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2     OTHER INDEMNITIES

         The Obligors shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (a)      the occurrence of any Default;


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         (b)      the operation of Clause 20.18 (Acceleration) or Clause 31
                  (Redistributions);

         (c) any payment of principal or an overdue amount being received from any source otherwise than on its Maturity Date or the last day of its Interest Period and, for the purposes of this paragraph (c), the Maturity Date of an overdue amount is the last day of each Default Term (as defined in Clause 9.4 (Default interest)); or

         (d) (other than by reason of negligence or default by a Finance Party) a Utilisation not being effected after a Borrower has delivered a Utilisation Request for that Utilisation.

         The Obligors' liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

25.3     ACQUISITION INDEMNITY

         NGG will indemnify each Finance Party and each of their respective Affiliates and directors, officers, agents and employees (each, an "INDEMNIFIED PERSON") against all losses, claims, damages, liabilities, charges and related expenses which such Indemnified Person may incur or may be or may become subject to as a result of or in any way related to the making available of credit facilities under this Agreement or making Advances hereunder in connection with the implementation of the Acquisition or the making of the related offer for the stock of Niagara Mohawk (whether or not such acquisition is completed) except to the extent that the same results from the Indemnified Person's negligence or wilful default.

         If for any reason the foregoing indemnification provisions are unavailable to or insufficient to hold harmless an Indemnified Person in respect of any such losses, claims, damages, liabilities, charges or related expenses (or actions in respect thereof), then NGG shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities, charges or related expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of NGG and its Affiliates, on the one hand, and the Indemnified Person, on the other hand, in connection with the implementation of the Acquisition or the making of the related offer for the stock of Niagara Mohawk, as well as any other relevant equitable considerations. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities, charges or related expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Indemnified Person shall be required to contribute any amount in excess of the fees, if any, received by such Indemnified Person under or pursuant to this Agreement.

25.4     INDEMNITY TO THE AGENT

         NGG shall promptly indemnify any Agent against any cost, loss or liability incurred by that Agent (acting reasonably) as a result of:

         (a) entering into or performing any foreign exchange contract for the purposes of Clause 10 (Optional Currencies); or



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         (b)      acting or relying on any notice, request or instruction from any of the Obligors which it reasonably believes to be genuine, correct and appropriately authorised.

26.      CALCULATIONS AND EVIDENCE OF DEBT

26.1     ACCOUNTS

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

26.2     CERTIFICATES AND DETERMINATION

(a) Any certification or determination by a Finance Party of a rate or amount under this Agreement shall be supported (other than in relation to any calculation of interest) by reasonable evidence of how the calculation has been made and, if so supported, shall be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

(b) Any determination by an Agent of a rate of interest shall be, in the absence of manifest error, conclusive.

(c) Nothing in this Clause obliges any Finance Party to disclose any confidential information.

26.3     CALCULATIONS

         (a) Interest payable on an amount denominated in Sterling or payable in respect of the Swingline Advance Facility and any applicable Mandatory Cost) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days; and

         (b) interest payable on an amount denominated in Dollars or an Optional Currency (other than a Swingline Advance or where market practice otherwise dictates) and the fees payable under Clause 22 (Fees) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days,

         (or, in either case, as otherwise agreed between the Facility Agent and NGG in accordance with usual market practice).

27.      AMENDMENTS AND WAIVERS

27.1     PROCEDURE

(a) Subject to Clause 27.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of NGG and the Majority Banks and (in so far as its position as an Agent is affected) an Agent. The Facility Agent may effect, on behalf of the Majority Banks, an amendment to which they have agreed.

(b) The Facility Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.


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27.2     EXCEPTIONS

(a)      An amendment or waiver which relates to:

         (i)      the definition of "Majority Banks" in Clause 1.1
                  (Definitions);

         (ii) an extension of the date for, or a decrease in an amount (including any fees payable or the Applicable Margin) or a change in the currency of, any payment under the Finance Documents;

         (iii) an increase in a Bank's Commitment or Swingline Commitment, where relevant;

         (iv) a term of a Finance Document which expressly requires the consent of each Bank;

         (v) the incorporation of Additional Borrowers otherwise than in accordance with Clause 28.4 (Additional Borrowers); or

         (vi) Clause 17 (Guarantee), Clause 31 (Redistributions) or this Clause 27,

         may not be effected without the consent of each Bank.

(b) An amendment or waiver which relates to an Agent may not be effected without the consent of that Agent, not to be unreasonably withheld or delayed.

27.3     WAIVER AND REMEDIES CUMULATIVE

         The rights of each Finance Party under the Finance Documents:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

28.      CHANGES TO THE PARTIES

28.1     TRANSFERS BY OBLIGORS

         No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

28.2     NEW BANKS

(a) A Bank (the "EXISTING BANK") may, at any time, assign, transfer or novate any of its rights and/or obligations under this Agreement to another person (the "NEW BANK") without the prior consent of or notice to any Obligor except that:

         (i) prior to completion of the Primary Syndication Period, the Existing Bank may only assign, transfer or novate (or seek to assign, transfer or novate) its rights and/or

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                  obligations in accordance with the syndication strategy agreed between the Arrangers and NGG;

         (ii) the prior written consent of NGG (such consent not to be unreasonably withheld or delayed) is required for any such assignment, transfer or novation after completion of the Primary Syndication Period and prior to the Niagara Mohawk Acquisition Completion Date and such consent will be deemed to have been given if, within fourteen days of receipt by NGG of an application for consent, it has not been expressly refused;

         (iii) after completion of the Primary Syndication Period (but subject to (ii), above) without restriction, save that in the case of a partial assignment, transfer or novation of its rights and/or obligations under any Facility a minimum amount of US$10,000,000 (or its equivalent) in aggregate and a minimum of US$1,000,000 (or its equivalent) per Facility (unless to an Affiliate of a Bank or to another Bank or the relevant Agent agrees otherwise) must be assigned, transferred or novated; and

         (iv) no assignment, novation or transfer of all or any part of a Swingline Commitment or Facility B Commitment shall be made by that Existing Bank unless simultaneously therewith a pro rata amount of the Facility B Commitment or Swingline Commitment of that Existing Bank (or its Affiliated Bank) and a pro rata amount of each of that Existing Bank's (or its Affiliated Bank's) outstanding Swingline Advances or, as the case may be, Facility B Advances (which are not Swingline Advances) are also assigned, novated or transferred (where relevant) to the New Bank (or its Affiliated Bank), provided that no such pro rata assignment, novation or transfer of a Facility B Commitment or outstanding Facility B Advances (which are not Swingline Advances) shall be required to be made by a Revolving Facility Bank which is also a Swingline Bank if it assigns, novates or transfers a Swingline Commitment to its Affiliated Bank.

(b)      A transfer of obligations will be effective only if either:

         (i) the obligations are transferred by way of novation in accordance with Clause 28.3 (Procedure for transfers); or

         (ii) the New Bank confirms to the relevant Agent and NGG that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to that Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(d) On each occasion that an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement after completion of the Primary Syndication Period (other than to an Affiliate), the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the relevant Agent for its own account a fee of US$1,500.

(e)      An Existing Bank is not responsible to a New Bank for:

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         (i)      the execution, genuineness, validity, enforceability or
                  sufficiency of any Finance Document or any other document;

         (ii)     the collectability of amounts payable under any Finance
                  Document; or

         (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

         (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

         (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment or Swingline Commitment, where relevant, is in force.

(i)      Nothing in any Finance Document obliges an Existing Bank to:

         (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned or transferred or novated under this Clause; or

         (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(j) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by that Bank under this Agreement and its Commitment has been cancelled or reduced to nil.

28.3     PROCEDURE FOR TRANSFERS

(a)      A transfer by way of novation is effected if:

         (i) the Existing Bank and the New Bank deliver to the relevant Agent a duly completed certificate substantially in the form set out in Schedule 5 (a "TRANSFER CERTIFICATE") with such changes as that Agent approves to achieve a substantially similar effect (which may be delivered by fax and confirmed by delivery of a hard copy original but the fax will be effective irrespective of whether confirmation is received; and

         (ii)     the Facility Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the relevant Agent to execute any duly completed Transfer Certificate on its behalf and that Agent agrees promptly to provide a copy of the Transfer Certificate to NGG after it has executed it.

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(c)      To the extent that they are expressed to be the subject of the transfer in the Transfer Certificate) on the date of execution of the Transfer Certificate by the Facility Agent (or the date specified in the Transfer Certificate if later):

         (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

         (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only in so far as they are owed to or assumed by the New Bank instead of the Existing Bank;

         (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

         (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only in so far as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Transfer Certificate by the relevant Agent or, if later, the date specified in the Transfer Certificate.

(d) If the effective date of a novation is after the date a Utilisation Request is received by an Agent but before the date a requested Advance is disbursed to for the relevant Borrower, the Existing Bank shall be obliged to participate in that Advance in respect of its discharged obligations notwithstanding that novation and the New Bank shall reimburse the Existing Bank for its participation in that Advance and all interest and fees thereon up to the date of reimbursement (in each case to the extent attributable to the discharged obligations) within three Business Days of the Utilisation Date of that Advance.

28.4     ADDITIONAL BORROWERS

(a) If New NG wishes one of its wholly-owned Subsidiaries to become an Additional Borrower, then it may (after prior consultation with the Agents and, if it is incorporated outside of the United Kingdom, with the prior consent of all the Banks not to be unreasonably withheld or delayed) deliver to the Agents, the documents listed in Part III of
         Schedule 2 (Conditions Precedent Documents).

(b) On delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and New NG, the Subsidiary will, subject to the restrictions set out in Clause 5.1 (Receipt of Utilisation Requests), become an Additional Borrower (provided that, where that Subsidiary is not incorporated in the United Kingdom, the prior written consent of all Banks shall be required not to be unreasonably withheld or delayed). However, it may not utilise any of the Facilities until the Agents confirm to the other Finance Parties and New NG that it has received all the documents referred to in paragraph (a) above in form and substance satisfactory to it.

(c) Delivery of a Borrower Accession Agreement, executed by the Subsidiary and New NG, constitutes confirmation by that Subsidiary and New NG that the representations and warranties set out in Clause 18 (Representations and Warranties) and to be made by them on the date of the Borrower Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

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28.5     REFERENCE BANKS

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Facility Agent shall (in consultation with NGG) appoint another Bank to replace the Reference Bank.

28.6     ADDITIONAL PAYMENTS

         If following:

         (a) any assignment, transfer or novation of all or any part of the rights or obligations of a Bank to a New Bank under Clause
                  28.2 (New Banks); or

         (b)      any change in a Bank's Facility Office,

         any additional amount is required to be paid to the New Bank or that Bank (as the case may be) by any Obligor under Clause 12 (Taxes) or Clause 14 (Increased Costs) of this Agreement as a result of laws, regulations or requirements of any central bank or other fiscal monetary or competent authority (whether or not having the force of law) or other circumstances in each case in force at the time of that assignment, transfer, novation or change, then the New Bank or Bank (acting through its new Facility Office) will be entitled to receive any such amount only to the extent that the Existing Bank or Bank (acting through its old Facility Office) would have been so entitled had there been no assignment, transfer, novation or change in Facility Office (as the case may be).

28.7     REGISTER

         Each Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

28.8     RELEASE OF BORROWERS

         Any Borrower (other than Existing NGG, New NG and NGGF) may cease to be a Borrower if at any time, whilst there are no sums which are or may be outstanding from that Borrower under the Finance Documents and there is no outstanding Utilisation Request in relation to that Borrower, it delivers a notice to that effect to the Agents. Upon delivery of any such notice the relevant Borrower shall cease to be a Borrower and shall, subject as provided in this Clause, cease to have any obligations under the Finance Documents in its capacity (only) as a Borrower but without affecting any obligations it may have as Guarantor or in any other capacity.

29.      DISCLOSURE OF INFORMATION

         A Bank may disclose to its professional advisers, to any of its Affiliates or any other person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

         (a)      a copy of any Finance Document;

         (b)      a copy of the Information Memorandum; and

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         (c)      any information which that Bank has acquired under or in
                  connection with any Finance Document,

         provided that a Bank shall not disclose any such information to a person other than one of its Affiliates unless that person has provided to that Bank a confidentiality undertaking addressed to that Bank and NGG, substantially in the form set out in Schedule 8 (Form of Confidentiality Undertakings) or such other form as NGG may approve.

30.      SET-OFF

         A Finance Party may set off any matured obligation owed by an Obligor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

31.      REDISTRIBUTIONS

31.1     REDISTRIBUTION

         If any amount owing by an Obligor under this Agreement to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Facility Agent or the Swingline Agent in accordance with Clause 11 (Payments) (a "RECOVERY"), then:

         (a) the recovering Finance Party shall, within 3 Business Days, notify details of the recovery to the relevant Agent;

         (b) that Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by that Agent and distributed in accordance with Clause 11 (Payments);

         (c) subject to Clause 31.3 (Exceptions), the recovering Finance Party shall, within 3 Business Days of demand by the relevant Agent, pay to that Agent an amount (the "REDISTRIBUTION") equal to the excess;

         (d) the relevant Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 11 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 11.7 (Partial payments); and

         (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

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31.2     REVERSAL OF REDISTRIBUTION

         If under Clause 31.1 (Redistribution):

         (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party shall, within 3 Business Days of demand by the recovering Finance Party through the relevant Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in paragraph (e) of Clause 31.1 (Redistribution) will operate in reverse to the extent of the reimbursement.

31.3     EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to paragraph (e) of Clause 31.1 (Redistribution).

(b) Where a recovering Finance Party has received a recovery as a consequence of the satisfaction or enforcement of a judgment obtained in any legal action or proceedings to which it is a party it need not pay a redistribution to any Finance Party which (being entitled to do so) did not join in with the recovering Finance Party in the legal action or proceedings, unless the recovering Finance Party did not give prior notice of its involvement in the legal action or proceedings to the relevant Agent for disclosure to all the Banks.

32.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement

34.      NOTICES

34.1     GIVING OF NOTICES

         All notices or other communications under or in connection with this Agreement shall be given in writing or facsimile. Any such notice will be deemed to be given as follows:

         (a)      if in writing, when delivered;

                                       89
--------------------------------------------------------------------------------

         (b)      if by facsimile, when received.

         However, a notice given in accordance with the above but received other than on a Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place. Facsimile notices to the relevant Agent must be confirmed in writing (but non-receipt of that confirmation will not affect the validity of the original facsimile notice).

34.2     NOTICES

         The address, facsimile and telephone numbers and contact details of each Party for all notices and other matters under or in connection with this Agreement are:

         (i) identified with its signature below (or, in the case of any Bank that becomes a Party pursuant to a Transfer Certificate, set out in the relevant Transfer Certificate); or

         (ii) as otherwise notified by that Party for this purpose to the relevant Agent by not less than five Business Days' notice.

35.      GOVERNING LAW AND JURISDICTION

35.1     GOVERNING LAW

         This Agreement is governed by English law.

35.2     SUBMISSION TO JURISDICTION

(a) The Obligors irrevocably agree for the benefit of each of the Finance Parties that the Courts of England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning a Finance Document and in relation to, or in relation to the enforcement of, any judgment relating to any such claim, dispute or difference and accordingly submits to the jurisdiction of the English Courts.

(b) Each Obligor irrevocably waives any right that it may have to object to an action being brought in the Courts of England, to claim that the action has been brought in an inconvenient forum or to claim that the Courts of England do not have jurisdiction.

(c) Nothing in this Clause shall (or be construed so as to) limit the right of any Finance Party to bring legal proceedings in any other court of competent jurisdiction (including, without limitation the courts have jurisdiction by reason of an Obligor's place of incorporation) or concurrently on more than one jurisdiction), whether by way of substantive action, ancillary relief, enforcement or otherwise.

35.3     SERVICE OF PROCESS

         Without prejudice to any other mode of service, each Obligor:

         (a) irrevocably appoints NGG as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;



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                                       90
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         (b)      agrees that failure by a process agent to notify the relevant
                  Obligor of the process will not invalidate the proceedings concerned;

         (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 34.2 (Notices); and

         (d) agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the relevant Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Facility Agent is entitled to appoint such a person by notice to the Obligors.

35.4     FORUM CONVENIENCE AND ENFORCEMENT ABROAD

         Each Obligor agrees that a judgment or order of a court of England in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

35.5     NO THIRD PARTY RELIANCE

         A person who is not a party to this Agreement may not enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS whereof this Agreement has been entered into on the date set out above.

                                       91
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                                   SCHEDULE 1

                                    THE BANKS

                                     PART I

                        FACILITY A BANKS AND COMMITMENTS


BANKS                                                                                         COMMITMENTS
                                                                                                  US$
-----                                                                                        -------------
ABN AMRO Bank N.V.                                                                           85,000,000.00
Bank of America, N.A.                                                                        85,000,000.00
The Bank of Tokyo-Mitsubishi, Ltd.                                                           85,000,000.00
Barclays Bank PLC                                                                            85,000,000.00
Bayerische Landesbank Girozentrale, London Branch                                            85,000,000.00
Citibank, N.A.                                                                               85,000,000.00
Dresdner Bank AG London Branch                                                               85,000,000.00
HSBC Bank plc                                                                                85,000,000.00
JPMorgan Chase Bank                                                                          85,000,000.00
TD Bank Europe Limited                                                                       85,000,000.00
BBVA Ireland Plc                                                                             49,373,913.04
The Bank of New York                                                                         49,373,913.04
Commerzbank Aktiengesellschaft, London Branch                                                49,373,913.04
Deutsche Bank AG London                                                                      49,373,913.04
Fleet National Bank                                                                          49,373,913.04
Landesbank Hessen-Thuringen Girozentrale, Irish Branch                                       49,373,913.04
ING Bank N.V., London Branch                                                                 49,373,913.04
Landesbank Baden-Wurttemberg, London Branch                                                  49,373,913.04
National Australia Bank Limited (ABN 12 004 044 937)                                         49,373,913.04
Royal Bank of Canada Europe Limited                                                          49,373,913.04
The Royal Bank of Scotland plc                                                               49,373,913.04
Scotiabank Europe plc                                                                        49,373,913.04
Societe Generale                                                                             49,373,913.04
Westdeutsche Landesbank Girozentrale                                                         49,373,913.04
Australia and New Zealand Banking Group Limited                                              27,347,826.09
Banco Santander Central Hispano, S.A.                                                        27,347,826.09
Mellon Bank, N.A.                                                                            27,347,826.09
Sumitomo Mitsui Banking Corporation (SMBC)                                                   27,347,826.09
The Dai-Ichi Kangyo Bank, Limited                                                            24,686,956.54
The Fuji Bank, Limited                                                                       24,686,956.54
                                                                                          ================
                                                         Facility A Total Commitments     1,700,000,000.00
                                                                                          ================

                                       92
--------------------------------------------------------------------------------


                                     PART II

                        FACILITY B BANKS AND COMMITMENTS


BANKS                                                                                         COMMITMENTS
                                                                                                  US$
-----                                                                                        -------------
ABN AMRO Bank N.V.                                                                           30,000,000.00
Bank of America, N.A.                                                                        30,000,000.00
The Bank of Tokyo-Mitsubishi, Ltd.                                                           30,000,000.00
Barclays Bank PLC                                                                            30,000,000.00
Bayerische Landesbank Girozentrale, London Branch                                            30,000,000.00
Citibank, N.A.                                                                               30,000,000.00
Dresdner Bank AG London Branch                                                               30,000,000.00
HSBC Bank plc                                                                                30,000,000.00
JPMorgan Chase Bank                                                                          30,000,000.00
TD Bank Europe Limited                                                                       30,000,000.00
BBVA Ireland Plc                                                                             17,426,086.96
The Bank of New York                                                                         17,426,086.96
Commerzbank Aktiengesellschaft, London Branch                                                17,426,086.96
Deutsche Bank International Limited                                                          17,426,086.96
Fleet National Bank                                                                          17,426,086.96
Landesbank Hessen-Thuringen Girozentrale, Irish Branch                                       17,426,086.96
ING Bank N.V., London Branch                                                                 17,426,086.96
Landesbank Baden-Wurttemberg, London Branch                                                  17,426,086.96
National Australia Bank Limited (ABN 12 004 044 937)                                         17,426,086.96
Royal Bank of Canada Europe Limited                                                          17,426,086.96
The Royal Bank of Scotland plc                                                               17,426,086.96
Scotiabank Europe plc                                                                        17,426,086.96
Societe Generale                                                                             17,426,086.96
Westdeutsche Landesbank Girozentrale                                                         17,426,086.96
Australia and New Zealand Banking Group Limited                                               9,652,173.90
Banco Santander Central Hispano, S.A.                                                         9,652,173.90
Mellon Bank, N.A.                                                                             9,652,173.90
Sumitomo Mitsui Banking Corporation (SMBC)                                                    9,652,173.90
The Dai-Ichi Kangyo Bank, Limited                                                             8,713,043.48
The Fuji Bank, Limited                                                                        8,713,043.48
                                                                                            ==============
                                                         Facility B Total Commitments       600,000,000.00
                                                                                            ==============

                                       93
--------------------------------------------------------------------------------

                                    PART III

                    SWINGLINE BANKS AND SWINGLINE COMMITMENTS


BANKS                                                                                         COMMITMENTS
                                                                                                  US$
-----                                                                                        -------------
ABN AMRO Bank N.V.                                                                            30,000,000
Bank of America, N.A.                                                                         30,000,000
The Bank of Tokyo-Mitsubishi, Ltd.                                                            30,000,000
Barclays Bank PLC                                                                             30,000,000
Bayerische Landesbank New York Branch                                                         30,000,000
Citibank, N.A.                                                                                30,000,000
Dresdner Bank AG London Branch                                                                30,000,000
HSBC Bank plc                                                                                 30,000,000
JPMorgan Chase Bank                                                                           30,000,000
Toronto Dominion (Texas) Inc.                                                                 30,000,000
                                                                                             ===========
                                                 Swingline Total Commitments                 300,000,000
                                                                                             ===========

                                       94
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                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                                     PART I


                  TO BE DELIVERED BEFORE THE FIRST UTILISATION


(a) A copy of the memorandum and articles of association and certificate of incorporation of the Borrowers;

(b) a copy of a resolution of the board of directors (or a duly constituted committee of the board of directors and of the board of directors establishing such committee) of each Borrower:

     (i) approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents;

     (ii) authorising a specified person or persons to execute and, where applicable, deliver the Finance Documents to which it is a party on its behalf; and

     (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices
            (including but not limited to Utilisation Requests) to be signed and/or despatched by it under or in connection with the Finance Documents;

(c) specimens of the signatures of each person authorised by the resolutions referred to in paragraph (b) above;

(d) a copy of NG Company's Transmission Licence and the Licences (if any) of each Borrower;

(e) a certificate of a director of each of the Borrowers on its behalf confirming that utilisation of the Facilities in full would not, when utilised, cause any borrowing limit binding on it to be exceeded;

(f) a certificate of an authorised signatory of each of the Borrowers certifying that each copy document specified in Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement;

(g)  a legal opinion of Allen & Overy addressed to the Finance Parties; and

(h) a notice of cancellation of the undrawn commitment (if any) under the 1999 Facility Agreement such cancellation to be effective no later than the first Utilisation Date.

                                       95
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                                     PART II

            TO BE DELIVERED BEFORE THE FIRST ADVANCE UNDER FACILITY A

(a)  a certified copy of the Niagara Mohawk Merger Agreement;

(b) a certified copy of the circular to the shareholders of Existing NGG to be distributed in connection with the Acquisition;

(c) a certified copy of the resolution passed by the shareholders of Existing NGG approving the Acquisition;

(d) a certified copy of a resolution passed by the shareholders of Niagara Mohawk approving the Acquisition;

(e) a certificate from two directors of New NG dated no earlier than five Business Days before the Niagara Mohawk Acquisition Completion Date (and no later than the date of the first Utilisation Request under Facility A) to the effect that:

     (i) the Offeror is to complete such acquisition on a specified date (being a date on or prior to the first Advance under Facility A); and

     (ii) the Acquisition is being completed substantially in accordance with the terms contemplated in the Niagara Mohawk Merger Agreement and upon completion the Offeror will have acquired 100 per cent. of Niagara Mohawk; and

     (iii) completion of the Acquisition (taking into account any governmental or other conditions affecting the Acquisition after completion and the aggregate cash receivable by Niagara Mohawk shareholders in connection with the Acquisition) will not, in the opinion of the directors of New NG, materially and adversely impact on the ability of the enlarged Group to comply with the financial covenants set out in Clause 19.18 (Group Financial Covenants) or otherwise on the operation of the business of the enlarged Group (taken as a whole);

(f) evidence in form and substance satisfactory to the Facility Agent that all other existing credit agreements (if any) of any Obligor or of NG Company have been cancelled and prepaid in full or where necessary have been renegotiated so as to ensure that neither the Acquisition nor any Utilisation under this Agreement will constitute an event of default (however defined) under any such credit agreement (such cancellation or renegotiation to be effective prior to the first Utilisation Date under Facility A);

(g) evidence in form and substance satisfactory to the Facility Agent that NGG and each other relevant member of the Group will as at the Niagara Mohawk Acquisition Completion Date, be in compliance with all applicable provisions of PUHCA and will have made all necessary applications and declarations under, and obtained all necessary orders, approvals and consents under, PUHCA in relation to this Agreement and each Advance hereunder;

(h) a copy of the memorandum and articles of association and certificate of incorporation of Existing NGG and New NG;



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(i)      a certificate of an authorised signatory of Existing NGG and New NG certifying that each of the copy documents specified in sub-paragraph
         (h) of this Part II are correct, complete and in full force and effect as at the Registration Date;

(j) a certificate of a director of each of Existing NGG and New NG on its behalf confirming that utilisation of the Facilities in full would not, when utilised, cause any borrowing limit binding on it to be exceeded; and

(k) a certified copy of the order of the High Court of Justice sanctioning the Scheme of Arrangement under Section 425 of the Companies Act 1985 which was registered with the Registrar of Companies pursuant to sub-section 3 of Section 425 of the Companies Act 1985 on the Registration Date.


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                                    PART III

                    TO BE DELIVERED BY AN ADDITIONAL BORROWER

(a) A Borrower Accession Agreement, duly executed by the Additional Borrower and NGG;

(b) a copy of the memorandum and articles of association and certificate of incorporation or equivalent constitutional documents of the Additional Borrower;

(c) a copy of a resolution of the board of directors or equivalent of the Additional Borrower:

     (i) approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession Agreement;

     (ii) authorising a specified person or persons to execute the Borrower Accession Agreement on its behalf; and

     (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices including but not limited to Utilisation Requests to be signed and/or despatched by it under or in connection with this Agreement;

(d) a certificate of a director of the Additional Borrower on its behalf confirming that utilisation of the Facilities in full would not, when utilised, cause any borrowing limit binding on it to be exceeded;

(e) a copy of any other authorisation or other document, opinion or assurance which the relevant Agent considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Agreement or for the validity of any Finance Document;

(f) specimens of the signatures of each person authorised by the resolution referred to in paragraph (c) above;

(g)  the latest audited accounts of the Additional Borrower;

(h) a certificate of an authorised signatory of the Additional Borrower certifying that each copy document specified in this Part III of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement; and

(i) a legal opinion from the relevant jurisdiction addressed to the Finance Parties.



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                                   SCHEDULE 3

                        CALCULATION OF THE MANDATORY COST

(a) The Mandatory Cost for an Advance for its Term or Interest Period is the rate determined by the Facility Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Facility Agent and calculated in accordance with the following formulae:

     in relation to an Advance denominated in Sterling:

     BY + S(Y-Z) + F x 0.01 % per annum
     ----------------------
     100-(B+S)

     in relation to any other Advance:

     F x 0.01 % per annum
     --------
     300

     where on the day of application of a formula:

     B is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y is LIBOR at or about 11.00 a.m. on that day for the Term or Interest Period;

     S is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

     Z is the interest rate per annum allowed by the Bank of England on special deposits; and

     F is the charge payable by the Reference Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero) expressed in pounds per (pound)1,000,000 of the fee base of the Bank.

(b)  For the purposes of this Schedule 3:

     (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England; and

     (ii)   "FEE BASE" has the meaning given to it in the Fees Regulations;

     (iii) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 2001, and/or any other regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.


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(d)  If a Reference Bank does not supply a rate to the Facility Agent, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(e) (i) The formula is applied on the first day of the Term or Interest Period of the relevant Advance.

     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(f) If the Facility Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Facility Agent (after consultation with the Banks) shall notify NGG of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Facility Agent shall, in the absence of manifest error, be binding on all the Parties.